UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
FORGE GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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Forge Global Holdings, Inc.
415 Mission Street, Suite 5510
San Francisco, CA 94105

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 14, 2023

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Forge Global Holdings, Inc. (the "Company" or "Forge"), a Delaware corporation, will be held on June 14, 2023, commencing at 8:00 a.m. (Pacific Time), virtually at www.virtualshareholdermeeting.com/FRGE2023, for the following purposes, as more fully described in our proxy statement:

1.to elect the three Class I director nominees named in the proxy statement, each to serve on our Board of Directors (the “Board”) for a three-year term and until their respective successors are duly elected and qualified;

2.to conduct a non-binding advisory vote regarding the compensation of our named executive officers;

3.to conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation;

4.to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

5.to approve (i) the cancellation of the performance-based stock option to purchase up to 3,122,931 shares of our common stock granted to Kelly Rodriques, our Chief Executive Officer, in 2021 (the “CEO PSO”) and (ii) the grant to Mr. Rodriques of a performance-based RSU award representing the right to receive up to 2,339,030 shares of our common stock (the “CEO RSU”); and

6.to transact other business as may properly come before the meeting or any adjournment of the meeting.

This year’s Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting online and submit written questions during the meeting by visiting www.virtualshareholdermeeting.com/FRGE2023. You will need the 12-digit control number, which is located on your proxy card, to attend the virtual Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. On or about [-], 2023, we will mail a Notice of Internet Availability (the "Notice") to our stockholders instead of paper copies of our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2022 ("Annual Report"). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, Annual Report, and proxy card.

The Board has fixed the close of business on April 19, 2023 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on such record date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholders, for any purpose relevant to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive offices of the Company at 415 Mission Street, Suite 5510, San Francisco, CA 94105.

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We hope that you will join us at the Annual Meeting. We appreciate your continued support of Forge.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the virtual Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. Your vote is important regardless of the number of shares you own.

If your shares are registered in your name, you may vote your shares on the Internet by visiting www.proxyvote.com, by telephone, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by the Internet or telephone and then decide to vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in the name of a broker, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary.

By Order of the Board of Directors

Patrick Sellers
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2023

The Notice of Annual Meeting, the proxy statement and our Annual Report will all be available on our website at https://ir.forgeglobal.com/financials/sec-filings on or about [-], 2023. Additionally, in accordance with the SEC rules, you may access our proxy materials at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

A: What is the date, time and place of the Annual Meeting?

Our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on June 14, 2023, beginning at 8:00 a.m. (Pacific Time). Stockholders who own shares of our common stock as of the record date, April 19, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. This year’s Annual Meeting will be a virtual meeting conducted virtually via live webcast and can be attended by visiting www.virtualshareholdermeeting.com/FRGE2023. The online meeting will begin promptly at 8:00 a.m. (Pacific Time). We encourage you to access the Annual Meeting 15 minutes prior to the start time, leaving ample time for the check in and to ensure that you can hear audio. Technicians will be available to assist you with any technical difficulties you may have accessing the virtual website of the Annual Meeting or during the Annual Meeting. Technical support will be available 15 minutes prior to the start of the Annual Meeting.

Q: Why did I receive these materials?

The proxy materials for our Annual Meeting include the Notice of Annual Meeting, this proxy statement, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”). If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.

Q: Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

As permitted by SEC rules, we are making this proxy statement and our Annual Report available to our stockholders electronically via the Internet instead of a paper copy of the proxy materials. The Notice of Internet Availability (the "Notice") contains instructions on how to access this proxy statement and our Annual Report and vote online. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Q: Can I access the proxy materials electronically?

Yes. Your Notice, proxy card or voting instruction card will contain instructions on how to:

1.view our proxy materials for the Annual Meeting on the Internet; and

2.instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxyvote.com.

Instead of receiving a Notice or copies of our future annual reports, proxy statements, and proxy cards by mail, stockholders can elect to receive an email that will provide electronic links to our proxy materials and an electronic link to the proxy voting site. Choosing to receive your future proxy materials online will save us the cost of printing and mailing documents to you and help conserve natural resources. If you elect to receive these materials by electronic delivery, you may change your election at any time.

Q: Who will be entitled to vote?

Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had approximately [-] shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?

You will be voting on the following proposals:

1.to elect the Class I director nominees named in the proxy statement, each to serve on our Board for a three-year term and until their respective successors are duly elected and qualified;

2.to hold an advisory vote regarding the compensation of our named executive officers;

3.to hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two, or three years;

4.to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

5.to approve (i) the cancellation of the performance-based stock option to purchase up to 3,122,931 shares of our common stock granted to Kelly Rodriques, our Chief Executive Officer, in 2021 (the “CEO PSO”) and (ii) the grant to Mr. Rodriques of a performance-based RSU award representing the right to receive up to 2,339,030 shares of our common stock (the “CEO RSU”); and

6.to transact other business as may properly come before the meeting or any adjournment of the meeting.

Q: How does the Board recommend I vote on these matters?

The Board recommends you vote:

1.FOR the election of Kimberley Vogel, Stephen George, and Debra Chrapaty as Class I directors, each to serve on our Board for a three-year term and until their respective successors are duly elected and qualified;

2.FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;

3.FOR EVERY YEAR (“1 YEAR” on the proxy card) in respect of the recommendation, on a non-binding advisory basis, of whether an advisory vote on executive compensation should be held every one, two or three years;

4.FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

5.FOR the approval of (i) the cancellation of the CEO PSO and (ii) the grant to Mr. Rodriques of the CEO RSU.

Q: How can I attend the virtual Annual Meeting?

The Annual Meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/FRGE2023 and providing your control number. This number is included in the notice or on your proxy card.

If you hold your position through a bank, broker, or other nominee and would like to join the meeting and vote or ask a question, you will need to supply them with a legal proxy at least 72 hours in advance of the Annual Meeting. Please follow the instructions from your bank, broker, or other nominee on how to obtain a legal proxy. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer, or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.

Q: How can I submit a question during the Annual Meeting?

If you want to submit a question or make a comment during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FRGE2023 with a valid control number, type your question into the “Ask a Question” field, and click “Submit”. Questions and comments submitted via the virtual meeting platform that are pertinent to Annual Meeting matters will be addressed during the meeting. Questions and comments that are not pertinent to Annual Meeting matters or that are not addressed during the meeting due to time constraints will be addressed after the meeting by our investor relations department. Questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order.

Q: Why is the Annual Meeting virtual only?

A virtual Annual Meeting enables stockholders to attend and participate from any location around the world and provides for cost savings to the Company and our stockholders.

Q: What constitutes a quorum?

On the Record Date, the Company had [-] shares of common stock outstanding and entitled to vote with respect to all matters to be acted upon at the meeting. Each holder of common stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum at the Annual Meeting. In accordance with Delaware law, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Q: How do I cast my vote?

Beneficial Stockholders. If you hold your shares through a broker, bank, or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank, or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder. As indicated above, if you hold your position through a bank, broker, or other nominee and would like to join the meeting and vote or ask a question, you will need to supply them with a legal proxy at least 72 hours in advance of the Annual Meeting. Please follow the instructions from your bank, broker, or other nominee on how to obtain a legal proxy.

Registered Stockholders. If you are a stockholder of record, you may vote at the virtual Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet, or vote by proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote even if you have already voted by proxy.

•TO VOTE DURING THE ANNUAL MEETING: To vote during the live webcast of the Annual Meeting, you must first log into the meeting portal at www.virtualshareholdermeeting.com/FRGE2023, enter your name, e-mail address, and valid control number. Upon completing your registration, you will have access to the Annual Meeting portal where you can submit a question or vote during the meeting. Stockholders will be able to access the Annual Meeting platform beginning at 8:00 a.m. (Pacific Time) on June 14, 2023 at www.virtualshareholdermeeting.com/FRGE2023.

•TO VOTE BY PHONE: To vote by telephone, dial toll-free (800) 690-6903 using any touch-tone telephone and follow the recorded instructions. Please have your proxy card available when you call.

•TO VOTE BY INTERNET: To vote through the Internet, please visit www.proxyvote.com or follow the instructions on your proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on June 13, 2023.

Q: How may I change or revoke my proxy?

Beneficial Stockholders. Beneficial stockholders should contact their broker, bank, or other nominee for instructions on how to change their proxy vote.

Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise by:

1.delivering written notice of revocation to our Corporate Secretary at our principal executive offices at 415 Mission Street, Suite 5510, San Francisco, CA 94105;

2.submitting another proxy that is dated later than the original proxy (including a proxy via telephone or the Internet); or

3.voting via the Internet at the Annual Meeting.

Q: What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank, or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary voting authority on the matter or the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Proposal 4 is considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding such proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares on such proposal. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1, Proposal 2, Proposal 3, or Proposal 5.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

Proposal 1–Election of Class I Directors. A plurality of the votes cast by the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting is required to elect each of the Class I director nominees named herein. You may vote “FOR” or “WITHHOLD” with respect to each of the Class I director nominees. Withheld votes and broker non-votes will have no effect on the outcome of this proposal.

Proposal 2–Non-binding, Advisory Vote to Approve the Compensation of Our Named Executive Officers. The affirmative vote of a majority of the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting is required to approve this proposal. The proposal must receive more 'FOR" votes than votes "AGAINST." You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 3–Non-binding, Advisory Vote on the Frequency of Future Non-binding, Advisory Votes to Approve the Compensation of Our Named Executive Officers. The frequency of “1 YEAR,” “2 YEARS,” or “3 YEARS” that receives the highest number of votes of the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting will be deemed the preferred frequency with which we hold a non-binding, advisory vote on the compensation of our named executive officers. You may vote for “1 YEAR,” “2 YEARS,” “THREE YEARS,” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 4–Approval of the Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting. The ratification of Ernst & Young LLP must receive more "FOR" votes than votes "AGAINST." Abstentions and broker non-votes will have no effect on the ratification of the appointment of Ernst & Young LLP.

Proposal 5–Approval of (i) the cancellation of the CEO PSO and (ii) the grant to Mr. Rodriques of the CEO RSU. This proposal must receive the affirmative vote of (i) the majority of the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting and (ii) a majority of the total votes of shares of our common stock not owned, directly or indirectly, by Mr. Rodriques cast in person or by proxy at the Annual Meeting (the “Disinterested Standard”). Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q: When will the results of the vote be announced?

The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2023 annual meeting?

Stockholder proposals pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2024 annual meeting of stockholders, to be held in 2024 (the “2024 Annual Meeting”), must be received by the Company at its principal executive offices at 415 Mission Street, Suite 5510, San Francisco, CA 94105 no later than the close of business on December 19, 2023. Stockholders wishing to make a director nomination or bring a proposal before the 2024 Annual Meeting (but not include it in the Company’s proxy materials) must provide written notice of such nomination or proposal to our Corporate Secretary at the Company’s principal executive offices no later than the close of business on March 16, 2024 and not earlier than the close of business on February 15, 2024, assuming the Company does not change the date of the 2024 Annual Meeting by more than 30 days before or more than 60 days after the anniversary of the 2023 Annual Meeting. If the 2024 Annual Meeting is held more than 30 days before or more than 60 days after the anniversary of the 2023 Annual Meeting, such notice must be provided no later than the close of business on the later of the 90th day prior to the scheduled date of the 2024 Annual Meeting or the 10th day following the Company’s public announcement of the date of the 2024 Annual Meeting and not earlier than the close of business on the 120th day prior to the scheduled date of the 2024 Annual Meeting. Any stockholder proposal or director nomination must comply with the provisions of the Company’s bylaws and be submitted in writing to our Corporate Secretary at the Company’s principal executive offices. Additionally, under Rule 14a-4 promulgated under the Exchange Act, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act no later than April 15, 2024.

Q: What if I hold my shares in street name?

If you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. If your broker exercises this discretion, your shares will be counted as present for purposes of determining the presence of a quorum at our Annual Meeting and will be voted in the manner directed by your broker on the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm, but your shares will constitute broker non-votes on each of the other proposals at our Annual Meeting. On all other proposals, your broker is not permitted to vote your shares without your instructions and uninstructed shares are considered broker non-votes. Accordingly, a broker non-vote will not be counted in determining the outcome of the vote on these matters. If your shares are held by a broker, the broker will ask you how you want to vote your shares. Therefore, it is important that you give instructions to your broker as to how to vote your shares.

Q: If I plan to attend the virtual Annual Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the virtual Annual Meeting. If you submit the enclosed proxy card and also attend the virtual Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. If you hold your shares in street name, you may vote your shares in person only if you obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You may also vote online by following the instructions provided on the proxy card. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the Annual Meeting as described above so that your vote will be counted if you later decide not to attend the meeting.

Q: What is householding?

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank, or other nominee may have sent you a notice that your household will receive only one Annual Report, Notice of Annual Meeting, and proxy statement. This procedure is known as “householding” and is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank, or other nominee may send one copy of our Annual Report, Notice of Annual Meeting, and proxy statement to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank, or other nominee. If you are receiving multiple copies of our Annual Report, Notice of Annual Meeting, and proxy statement, you may be able to request householding by contacting your broker, bank, or other nominee.

If you wish to request extra copies free of charge of our Annual Report on Form 10-K or proxy statement, please send your request in writing to 415 Mission Street, Suite 5510, San Francisco, CA 94105, Attention: Investor Relations or by email at IR@forgeglobal.com.

Q: Who is soliciting the proxies and who pays the costs?

Your proxy is being solicited by the Board. All expenses associated with this solicitation will be borne by us. We also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to our stockholders but we will not pay any compensation for their services.

Proxies may be solicited on our behalf by telephone or through other means by our directors, officers, and other employees who will receive no additional compensation therefor.

PROPOSAL 1 – ELECTION OF DIRECTORS

Following the recommendation by the Nominating and Corporate Governance Committee, the Board recommends that the nominees below, each a current Class I director, be elected at the Annual Meeting for new terms extending until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Class	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Kimberley Vogel	I	2022	2023	2026
Stephen George	I	2022 (1)	2023	2026
Debra Chrapaty	I	2023	2023	2026

(1) Does not include board service at Forge Global, Inc. ("Legacy Forge") prior to the closing of our business combination in March 2022 (the "Business Combination").

For more information concerning the nominees, see “Board of Directors and Corporate Governance” below. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

Vote Required

A plurality of the votes cast by the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting is required to elect each of the Class I director nominees named herein. A plurality means that the nominees receiving the highest number of affirmative "FOR" votes at the Annual Meeting will be elected as directors. You may vote “FOR” or “WITHHOLD” with respect to each of the Class I director nominees. Withheld votes and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that you vote “FOR” each of the director nominees.

PROPOSAL 2 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act generally requires each public company to include in its proxy statement a separate proposal subject to a non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in "Executive Compensation" below. This vote is not limited to any specific item of compensation or any specific named executive officer, but rather addresses the overall compensation of our named executive officers and our philosophy, policies, and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company, the Compensation Committee, or the Board. However, we value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in our future decisions regarding the compensation of our named executive officers.

Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

Vote Required

The affirmative vote of a majority of the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting is required to approve this proposal. The proposal must receive more 'FOR" votes than votes "AGAINST." You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends a vote "FOR" the approval of the compensation of our named executive officers pursuant to a non-binding advisory vote.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act provides that stockholders must be given an opportunity to vote on, a non-binding advisory basis, as to how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers, as disclosed in accordance with the compensation disclosure rules of the SEC. Our stockholders have the following three alternatives to choose from: 1) every year (“1 YEAR” on the proxy card), 2) every two years (“2 YEARS” on the proxy card), or 3) every three years (“3 YEARS” on the proxy card). In addition, our stockholders may choose to abstain from voting on this proposal.

The Board believes that, of the three choices, submitting a non-binding, advisory say-on-pay resolution to stockholders every year is preferable. Annual votes will provide the Company with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in the Company’s proxy statements is compensation granted in or for the prior fiscal year. Additionally, the Compensation Committee re-evaluates the compensation of our named executive officers each year. An annual say-on-pay resolution will match the annual focus of this proxy statement disclosure and provide the Company with the clearest and most timely feedback of the three options. This feedback may then be considered by the Compensation Committee in its next annual decision-making process. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay resolution to stockholders on an annual basis is not expected to impose any substantial additional costs on the Company.

The votes that are the subject of this proposal are all non-binding, advisory votes, and therefore will not have any binding legal effect on the Company, the Compensation Committee, or the Board. However, we intend to take the results of the vote on this proposal into account in our decision regarding the frequency with which we submit say-on-pay proposals in the future.

Vote Required

The frequency of “1 YEAR,” “2 YEARS,” or “3 YEARS” that receives the highest number of votes of the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting will be deemed the preferred frequency with which we hold a non-binding, advisory vote on the compensation of our named executive officers. You may vote for “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends a vote for EVERY YEAR (“1 YEAR” on the proxy card) as the frequency for future non-binding advisory votes on the compensation of our named executive officers.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the years ended December 31, 2022 and December 31, 2021 are described under “Independent Registered Public Accounting Firm” and “Audit Committee Report” below.

Vote Required

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting. The ratification of Ernst & Young LLP must receive more "FOR" votes than votes "AGAINST." Abstentions and broker non-votes will have no effect on the ratification of the appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, have an opportunity to make a statement, and be available to respond to appropriate questions from our stockholders.

If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

The Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2023.

PROPOSAL 5 –APPROVAL OF CEO RSU

General

The Board recommends that our stockholders approve (i) the cancellation of the performance-based stock option to purchase up to 3,122,931 shares of our common stock granted to Kelly Rodriques, our Chief Executive Officer ("CEO"), on May 11, 2021 under our 2018 Equity Incentive Plan (the “2018 Plan”) (the “CEO PSO”) described in “Executive Compensation” below and (ii) the grant to Mr. Rodriques, of a performance-based RSU award (the “CEO RSU”) representing the right to receive up to 2,339,030 shares of our common stock under our 2022 Stock Option and Incentive Plan (the “2022 Plan”) based on the achievement of three specified stock price performance metrics.

The Board’s primary objective in designing the CEO RSU is to help the Company grow and achieve its mission, which will facilitate the creation of significant stockholder value. The main reasons that the Board recommends that stockholders approve the CEO RSU are:

•None of the stock price performance metrics of the CEO PSO have been achieved, and we do not believe they will be achieved due to a variety of factors outside of management's control, including a general downturn in the private market industry, macroeconomic and geopolitical instability, and historically high global inflation. Accordingly, if left unchanged, the CEO PSO would not effectively incentivize performance and retention in accordance with our compensation philosophy and objectives.

•The CEO RSU strengthens Mr. Rodriques’ incentives and further aligns his interests with our long-term strategic direction and the interests of our stockholders in support of long-term value creation.

•The incentives created by the CEO RSU will further ensure Mr. Rodriques’ continued leadership of the Company over the long term.

•The stock price conditions for vesting of the CEO RSU will promote Mr. Rodriques’ continued focus on the Company’s performance, growth, and sustainability to drive enhanced stockholder returns.

On the first calendar day after approval of this proposal by stockholders and immediately prior to the effectiveness of the CEO RSU, the CEO PSO will be automatically cancelled and forfeited (the “Stockholder Approval Date”).

Background of the CEO RSU

As of March 31, 2023, Mr. Rodriques beneficially owned 8,150,114 shares of common stock as described in "Security Ownership of Certain Beneficial Owners and Management" below. Taking into account Mr. Rodriques’ existing ownership interests and the Board’s belief that equity incentives are a critical compensation element to align management interests with that of our stockholders, the Board and the Compensation Committee have engaged in extensive discussions regarding additional equity compensation for Mr. Rodriques.

These discussions covered each of the various considerations in deciding to approve the CEO RSU, including, among other things:

•The reasons for granting the CEO RSU.

•The criticality of Mr. Rodriques to the Company’s long-term growth and success and the desire to incentivize and motivate Mr. Rodriques to continue to lead the Company over the long-term, taking into consideration that the CEO PSO no longer provides its intended retention or performance incentive, and to create significant stockholder value in doing so.

•How to structure an award in a way that would further align the interests of Mr. Rodriques and the Company’s other stockholders.

•What performance milestones should be used in the award.

•What the total size and form of the award should be and how that would translate into increased ownership and value for Mr. Rodriques.

•How to balance the risks and rewards of any new award.

Throughout this process, the Board and the Compensation Committee consulted with Compensia, Inc. (“Compensia”), its independent compensation consultant, and Goodwin Procter LLP, its outside counsel, and also conferred with Mr. Rodriques.

After engaging in this extended process and arriving at terms for additional equity awards to which the Board, the Compensation Committee, and Mr. Rodriques agreed, and concluding that such awards would motivate and incentivize Mr. Rodriques to continue to lead the management of the Company over the long-term to drive the Company’s growth, performance, and sustainability, the Board, upon recommendation of the Compensation Committee, and subject to obtaining the approval of our stockholders, approved the cancellation and forfeiture of the CEO PSO, subject to the grant of the CEO RSU as detailed below.

Whether or not our stockholders approve the CEO RSU, the Board or Compensation Committee may still choose to grant additional equity awards to Mr. Rodriques in their discretion in accordance with the terms of our 2022 Plan.

Vote Required

This proposal must receive the affirmative vote of (i) a majority of the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting and (ii) a majority of the total votes of shares of our common stock not owned, directly or indirectly, by Mr. Rodriques cast in person or by proxy at the Annual Meeting (the “Disinterested Standard”). Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends a vote “FOR” this Proposal 5.

Summary of the CEO RSU

Overview and Purpose

On April 12, 2023, the Board, upon recommendation of the Compensation Committee, approved the grant to Mr. Rodriques of the CEO RSU, contingent upon approval by our stockholders of (i) the CEO RSU as set forth in this proposal and (ii) the cancellation and forfeiture of the CEO PSO.

Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, we believe that granting the CEO RSU will incentivize Mr. Rodriques in a manner that aligns his interests with our long-term strategic direction and the interests of our stockholders in support of long-term value creation. In contrast, the CEO PSO has no current value given the Company’s current stock performance (the average trading price for the Company's stock from July 1, 2022 until the date of this filing has been $2.64) and the extent of stock price growth that would be necessary to achieve the first stock price target under the award of $9.94. To that end, the CEO PSO no longer aligns with our compensation philosophy and objectives and no longer provides the intended incentive and retentive value for our CEO, whose leadership is critical to guide the Company through future growth, transformation, and innovation, including strategic initiatives and product launches.

In addition, the Board and Compensation Committee reviewed the size and vesting schedule for the remaining unvested portion of all other outstanding equity awards held by our CEO, and determined that they were insufficient to effectively incentivize performance and retention. The Board and Compensation Committee also reviewed special CEO performance-based equity awards approved by other public companies as a reference point for the terms of the CEO RSU. Furthermore, since the total number of shares of our common stock underlying the CEO RSU will be 2,399,030, the cancellation and forfeiture of the CEO PSO has the additional benefit of returning 783,901 shares to the 2022 Plan pool that we can use to grant equity awards to existing key employees and/or attract new talent.

The Board and the Compensation Committee considered at length which performance measures would both meaningfully drive the Company’s performance and create significant stockholder value. The Board and the Compensation Committee considered a variety of factors, including our continued growth, our highly competitive and dynamic industry, and the difficulty of predicting future performance in such an environment. In establishing the Stock Price Metrics (as defined below), the Board and the Compensation Committee took into consideration a variety of factors, including the Company’s growth trajectory.

Accordingly, the Board and the Compensation Committee concluded that a performance measure requiring the sustained achievement of increasing and realistic share prices in the current macroeconomic environment best enables the Company to incentivize Mr. Rodriques over a longer-term horizon and align his success with that of our stockholders. The Board and Compensation Committee believe the selected structure and terms of the CEO RSU (as described below) will motivate our CEO to perform against challenging and reasonably aggressive targets in alignment with our stockholders and will reward him for taking actions today that will create value for our stockholders for years to come. If our stockholders approve this proposal, the CEO RSU will be automatically granted on the first calendar day following the day in which this proposal is approved by our stockholders. If our stockholders do not approve this proposal, the CEO RSU will not be granted, and the CEO PSO will continue with full force and effect.

Material Terms of the CEO RSU

The principal terms of the CEO RSU are summarized below. This summary is not a complete description of the CEO RSU, and it is qualified in its entirety by reference to the complete text of the form of CEO RSU agreement, which is attached as Addendum A to this proxy statement (the "CEO RSU Agreement").

CEO RSU Total RSUs. The total number of restricted stock units ("RSUs") underlying the CEO RSU will be 2,399,030. The total number of RSUs underlying the CEO RSU is equivalent to approximately 1.38% of the total number of shares of our common stock outstanding as of March 31, 2023 (assuming for this purpose that all RSUs underlying the CEO RSU have been settled into shares of our common stock). The value of the CEO RSU based on the Company’s closing price on March 31, 2023 is $4,093,302.50, assuming full achievement of the award (which may never occur).

Equity Type. The CEO RSU is a performance-based RSU award that will be granted pursuant to our 2022 Plan and the form of CEO RSU agreement attached as Addendum A to this proxy statement. Mr. Rodriques will receive shares of our common stock from the CEO RSU only to the extent that the Company achieves the applicable Stock Price Metrics, and only if Mr. Rodriques maintains a Service Relationship with the Company (as defined in the 2022 Plan) through each applicable vesting date.

Date of Grant. If this proposal is approved by our stockholders, the CEO RSU will be automatically granted on the Stockholder Approval Date.

Performance Metrics & Vesting. Subject to Mr. Rodriques’ continued Service Relationship, the CEO RSU will be eligible to vest if the Company achieves three separate stock price-based performance metrics (each, a “Stock Price Metric”), with certain limited exceptions as discussed below.

Stock Price Performance Metrics. The CEO RSU is divided into three equal tranches as described below (each a “Tranche”).

•Tranche 1 - 613,395 of the RSUs underlying the award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $4.00 for any trailing 20 trading day period following the Stockholder Approval Date.

•Tranche 2 - An additional 827,186 of the RSUs underlying the award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $8.00 for any trailing 20 trading day period following the Stockholder Approval Date.

•Tranche 3 - The remaining 898,449 of the RSUs underlying the award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $12.00 for any trailing 20 trading day period following the Stockholder Approval Date.

For the avoidance of doubt, upon the achievement of any of the Stock Price Metrics set forth above, any applicable lesser Stock Price Metric shall simultaneously be achieved (e.g., if the Stock Price Metric for Tranche 2 is achieved, an aggregate of 1,440,581 of the RSUs underlying the award will vest, and upon achievement of the Stock Price Metric for Tranche 3, all RSUs underlying the award will vest). The Stock Price Metrics and number of RSUs underlying each Tranche will be adjusted to reflect events such as a stock split or recapitalization in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the CEO RSU.

As further discussed above, the Board and the Compensation Committee consider the Stock Price Metrics to be a challenging hurdle. The Board and Compensation Committee included the Stock Price Metrics to drive enhanced stockholder returns, and to further align Mr. Rodriques’ compensation opportunity to long-term stockholder interests.

Certification, Vesting, and Settlement. Upon the recommendation of the Compensation Committee, the Board will certify achievement of a Stock Price Metric (each, a “Certification”). Each Certification will be completed as soon as practicable after the achievement of the Stock Price Metric for the applicable Tranche. The RSUs underlying such Tranche shall vest on the date the applicable Stock Price Metric was met, subject to Mr. Rodriques’ continued Service Relationship through such date, and shall settle on the nearest Quarterly Settlement Date following the applicable vesting date or as soon as practicable following such applicable vesting date. Quarterly Settlement Dates are defined as March 10, June 10, September 10, and December 10 of a given year.

Service Requirement for Continued Vesting. Mr. Rodriques must continue to have a Service Relationship at the time of the achievement of a Tranche’s Stock Price Metric to be eligible to vest in the resulting Eligible RSUs.

Termination of Service Relationship. Except as described in "Sale Event of the Company" below, upon the termination of Mr. Rodriques’ Service Relationship for any reason, any then-unvested Tranche will automatically be forfeited as of the date of such termination.

Sale Event of the Company. In the case of and subject to the consummation of a Sale Event (as defined in the 2022 Plan), the CEO RSU will be eligible to vest subject to the following conditions:

In the event of Mr. Rodriques maintaining a Service Relationship through the consummation of a Sale Event, the achievement of the Stock Price Metric for any Tranches that have not previously been achieved will be determined as of the Sale Event based on the Per Share Price (as hereinafter defined). For purposes of this determination, a Stock Price Metric relating to any Tranche shall be deemed achieved if the consideration payable per share of the Company’s common stock in connection with such Sale Event (the "Per Share Price"), as determined by the Board in its sole discretion, equals or exceeds the applicable Stock Price Metric. To the extent that any Tranches satisfy the applicable Stock Price Metrics as of the closing of the Sale Event, then the corresponding number of shares underlying such Tranche shall vest and be settled immediately prior to the consummation of the Sale Event. To the extent that any Tranches do not satisfy the applicable Stock Price Metrics in such case, the Company and the acquiring entity may cause the assumption or continuation of the CEO RSU by the acquiring entity, or the substitution of the CEO RSU with new award(s) of the acquiring entity (in each case, with appropriate adjustment as to the number and kind of shares, and as applicable, the Stock Price Metrics for unvested Tranches), as such parties shall agree and pursuant to the terms of the 2022 Plan ("Post-Sale Event Continuation"). If the parties do not provide for the Post-Sale Event Continuation of the CEO RSU, upon the consummation of the Sale Event, the CEO RSU shall terminate and all unvested Tranches shall be automatically forfeited.

Notwithstanding the foregoing, if Mr. Rodriques' Service Relationship is terminated by the Company without Cause or by Mr. Rodriques for Good Reason (each, as defined in the CEO RSU Agreement) (a "Qualifying Termination") at any time within the period beginning 6 months before a Sale Event and ending 12 months after a Sale Event, any unvested Tranches are eligible to vest as set forth in the two paragraphs below, subject to Mr. Rodriques’ execution of a release of claims and separation agreement with the Company or the acquiring entity (on the form provided to Mr. Rodriques by the Company or the acquiring entity).

In the event of a Qualifying Termination within 6 months prior to a Sale Event, all unvested Tranches shall remain outstanding and shall vest if the Per Share Price equals or exceeds the Stock Price Metric for the applicable Tranche. All such Tranches which vest based on the foregoing will be settled immediately prior to the consummation of the Sale Event. To the extent that any Tranches do not satisfy the applicable Stock Price Metrics in such case, then such unvested Tranches will be forfeited automatically prior to the consummation of the Sale Event, and there shall be no prorated vesting for such unvested Tranches.

In the event of a Qualifying Termination within 12 months after a Sale Event where the parties have agreed to the Post-Sale Event Continuation of the CEO RSU, to the extent the applicable Stock Price Metric (or the applicable adjusted metric) for any Tranche has been satisfied as of the date of such termination, then the corresponding number of RSUs underlying such Tranche (to the extent still unvested) shall immediately vest on the date of such termination. To the extent that any Tranches do not satisfy the applicable Stock Price Metric in such case, then such unvested Tranches will be forfeited automatically as of the Qualifying Termination date, and there shall be no prorated vesting for such unvested Tranches.

Tax Withholding. The tax withholding obligations owed upon settlement of any portion of the CEO RSU will be paid as set forth in CEO RSU Agreement.

Clawback. As noted in “Compensation Recovery Policy” elsewhere in this proxy statement, we currently have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. In light of the SEC’s adoption of final clawback rules in October 2022 and the NYSE’s issuance of its proposed rule in February 2023, we intend to adopt a general compensation recovery, or clawback, policy to comply with applicable NYSE listing rules when effective.

Accounting and Tax Considerations of Proposed CEO RSU

Accounting Consequences. As noted in “Executive Compensation - Compensation Discussion and Analysis - Accounting Considerations” below, we take financial reporting implications into consideration in designing compensation plans and arrangements for the members of our executive team, other employees, and members of the Board. These accounting considerations include Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards.

Pursuant to ASC Topic 718, this calculation cannot be made for the CEO RSU prior to the date on which it is granted following approval by our stockholders, if such approval occurs. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for an option or other award. Accordingly, the CEO RSU would result in the recognition of stock-based compensation expense over the term of the award as the tranches thereof become probable of vesting as determined pursuant to ASC Topic 718.

Federal Income Tax Consequences. The following discussion is a brief summary of the principal U.S. federal income tax consequences of the CEO RSU under the U.S. Internal Revenue Code (the “Code”) as in effect on the date of this proxy statement. The following summary assumes that Mr. Rodriques remains a U.S. taxpayer. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Rodriques will depend upon his future individual circumstances. Please also see “Executive Compensation - Compensation Discussion and Analysis - Tax Considerations” elsewhere in this proxy statement for a discussion of the tax considerations relating to our executive compensation program generally.

Tax Effect for Mr. Rodriques. Mr. Rodriques will not have taxable income upon the grant of the CEO RSU, or upon stockholder approval of the award, if such approval occurs. If and when Mr. Rodriques vests and is settled in any portion of the CEO RSU, he will recognize ordinary income in an amount equal to the fair market value (on the settlement date) of the shares issued upon settlement of the CEO RSU. Any taxable income recognized in connection with the settlement of the CEO RSU by Mr. Rodriques will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.

Tax Effect for the Company. We will not be entitled to a material tax deduction in connection with the CEO RSU. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant vests and settles in an RSU, and recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to our CEO and other “covered employees” as defined in Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1 million in any taxable year. Under Section 162(m) of the Code, we expect that Mr. Rodriques always will be a covered employee for purposes of Section 162(m) of the Code. Therefore, in any given year in which Mr. Rodriques vests and is settled in any portion of the CEO RSU, we will be able to take a tax deduction of only $1 million or less, regardless of the amount of compensation recognized by Mr. Rodriques from the settlement of the CEO RSU.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is comprised of nine directors. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board. Our certificate of incorporation also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age and other information for each member of our Board as of April 17, 2023:

Name	Class	Age	Position	Director Since	Current Term Expires
Kimberley Vogel	I	55	Director	2022	2023
Stephen George	I	55	Director	2019 (1)	2023
Debra Chrapaty	I	62	Director	2023	2023
Christoph Hansmeyer	II	47	Director	2020 (1)	2024
James H. Herbert, II	II	78	Director	2022	2024
Asiff Hirji	II	56	Director	2022 (2)	2024
Kelly Rodriques	III	59	Director and Chief Executive Officer	2018 (1)	2025
Blythe Masters	III	54	Director	2022	2025
Ashwin Kumar	III	56	Director	2022	2025

(1) Includes board service at Legacy Forge prior to the closing of our Business Combination.

(2) Mr. Hirji previously served on the board of Legacy Forge from November 2019 until the closing of the Business Combination. He was appointed to our Board in June 2022.

We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be comprised of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy, and strategic planning. Additionally, we desire that the Board include members that have specific knowledge related to our industry.

The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Corporate Governance Committee considers a nominee’s diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression, and sexual orientation. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee, and carefully considers this when determining Board composition. The Nominating and Corporate Governance Committee requires certain minimum qualifications to be satisfied by any nominee for a position on the Board: 1) high standards of personal and professional ethics and integrity, 2) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, 3) skills that are complementary to those of the existing directors on the Board, 4) the ability to assist and support management and make significant contributions to the Company’s success, and 5) an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications for our Board set forth in the Company’s Nominating and Corporate Governance

Committee charter and the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance experience, integrity, risk management experience, and sound business judgment. Finally, the director biographies below include a non-exhaustive description of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences, and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.

Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our Class I directors will serve until the Annual Meeting, our Class II directors will serve until our 2024 Annual Meeting, and our Class III directors will serve until our 2025 annual meeting of stockholders. In addition, our certificate of incorporation provides that directors may be removed only with cause upon the affirmative vote of at least two-thirds of our outstanding shares of stock entitled to vote thereon.

When filling a vacancy on the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process is used for all candidates, including candidates recommended by stockholders.

Our Board Diversity

The Nominating and Corporate Governance Committee identifies, reviews, and makes recommendations of candidates to serve on our Board, and considers director qualifications that include, without limitation, diversity factors such as race, ethnicity, gender, differences in professional background, education, age, and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board. The following chart provides summary information about the demographic makeup of our Board:

	Female	Male
Total Number of Directors	9
Demographic Identity
Asian		2
Hispanic or Latinx		1
White	2	3
LGBTQ+	1

Director Nominees

Kimberley Vogel has served as a member of our Board since March 2022. Ms. Vogel has been a director of Trico Bancshares and Tricounties Bank since February of 2020 and is currently Chair of its Audit Committee, and a member of its Cyber Risk and Information Technology Committee and Compensation and Management Succession Committee. Ms. Vogel has been a director of TriplePoint Venture Growth BDC Corp. and a member of its Audit Committee, Valuation Committee, Compensation Committee, and Nominating and Corporate Governance Committee since December 2021. She was President, Co-Founder, and Board Director of BaseVenture Investing, Inc. from 2014 to 2019, serving as Transitional President in 2019 after the company was sold to Fidelity National Information Services, Jacksonville, Florida (FIS). From 2005 to 2014, she was the Chief Financial Officer at mFoundry Inc. She was the Chief Financial Officer of Semaphore Partners from 1998 to 2003. She was previously a Vice President and Senior Equity Research Analyst at Montgomery Securities (Bank of America Securities) from 1995 to 1998. She served as a Senior Financial Auditor at Sutter Health Systems from 1992 to 1993 and a Senior Accountant and Auditor at KPMG from 1989 to 1992. She was an adjunct professor and currently serves on the Board of Trustees of Saint Mary’s College of California. She is also a board member (ex-officio) and CFO of the Harvard Business School Association of Northern California. She earned her Master of Business Administration degree at Harvard Graduate School of Business in 1995 and her Bachelor of Science degree at Saint Mary’s College in 1989. Ms. Vogel is a Certified Public Accountant. We believe Ms. Vogel is well qualified to serve on our Board due to her financial acumen, her expertise in the financial, banking, and fintech sectors, and her experience on the boards of other companies and organizations.

Stephen George has served as a member of our Board since February 2019. Mr. George is the co-founder and has been the Managing Partner of Panorama Point Partners, LLC since its inception in January 2012. Mr. George is also the co-founder and Managing Partner of InterAlpen Partners, LLC since its inception in October 2020. Mr. George previously was the founding Chief Investment Officer and Managing Partner of Capricorn Investment Group, LLC from 2002 to 2013. Mr. George was a Vice President at Goldman Sachs at its San Francisco office from 1995 to 1999. He is a Chartered Financial Analyst. He earned his Bachelor of Arts degree from Cornell University in 1989. We believe Mr, George is well qualified to serve on our Board due to his extensive experience as an investment professional and his experience on the boards of other companies and organizations.

Debra Chrapaty has served as a member of our Board since April 2023. Since July 2022, she has served as the Chief Technology Officer of Toast, the restaurant technology and end-to-end cloud platform company, where she leads engineering, architecture, and infrastructure, including fintech, platform and international services, developer productivity, and cloud. Ms. Chrapaty previously served as the VP and COO of Amazon Alexa from August 2020 to June 2022, leading product growth and monetization, third-party skills and devices, and international product expansion. Prior to this, she served in multiple leadership roles at Wells Fargo from April 2018 to August 2020, including as Chief Technology Officer. Ms. Chrapaty has also held multiple leadership positions for other well-known brands, including the National Basketball Association, E*TRADE, Microsoft, Cisco, and Zynga. Throughout her career, Ms. Chrapaty has also been a valued board member and advisor for many well-known companies. She holds a B.B.A. in Economics from Temple University, a Master of Business Administration in Information Systems from New York University's Stern School of Business, and participated in the Director’s Consortium, a post-graduate education program for directors serving on public company boards at Stanford University. We believe Ms. Chrapaty is well qualified to serve on our Board due to her significant operational experience as an executive in the technology industry and her experience on the boards of other companies and organizations.

Continuing Directors

Class II Directors

Christoph Hansmeyer has served as a member of our Board since January 2020. He has served as the Managing Director of the Pre- and Post-Trading Division of Deutsche Börse AG since March 2022, and previously served as the Head of Group Strategy and M&A, as well as Chief of Staff from April 2018 to March 2022. He was previously with Allianz SE, based in Munich, Germany from 2012 until 2018, where he held positions in Group Merger & Acquisitions and in the company’s Group Strategy & Portfolio Management team. Before that, he spent 12 years at Goldman Sachs from 1999 to 2012, working in the Investment Banking Division of the Financial Institutions Group with responsibility for Frankfurt, New York, and London. He earned his master’s degree in Business Administration at the WHU Otto Beisheim School of Management in Koblenz, Germany in 1999. We believe Mr, Hansmeyer is well qualified to serve on our Board due to his extensive experience as an investment professional and his expertise in the financial, banking, and fintech sectors.

James H. Herbert, II has served as a member of our Board since April 2022. Mr. Herbert founded First Republic Bank in 1985 and served as CEO for 37 years. From 2007, he also served as Chairman. He was appointed Executive Chairman in 2022. Previously, he was the founding Chief Executive Officer, President, and a director of San Francisco Bancorp from 1980 to 1985. He served as the Federal Reserve’s Twelfth District member of the Federal Advisory Council from 2018 to 2020 and was also a member of the U.S. Department of the Treasury’s Community Development Advisory Board. Mr. Herbert holds board/trustee positions with The BASIC Fund (Chairman); the San Francisco Ballet Association (formerly Chair); and Lincoln Center for the Performing Arts (Executive Committee), New York. He is also Founder and Board Chair of Chelsea Factory, a New York arts and cultural center. Mr. Herbert formerly served as a trustee of Babson College. He received his Bachelor of Science degree from Babson College in 1966, his Master of Business Administration degree from

New York University in 1969, and is a participant of over 20 years at Chief Executives Organization’s Harvard Presidents’ Seminar. We believe Mr. Herbert is well qualified to serve on our Board due to his extensive leadership, operating, and regulatory experience, as well as his experience on the boards of other companies and organizations.

Asiff Hirji has served as a member of our Board since June 2022. He was previously a member of the board of directors of Legacy Forge from November 2019 until the closing of our Business Combination in March 2022. Mr. Hirji has served as the President of MoonPay, a cryptocurrency company, since January 2023, and previously served as the President of Figure Technologies, Inc., a blockchain-based home equity lender, from January 2020 until December 2022. Prior to joining Figure, from November 2017 to June 2019, Mr. Hirji served as President and COO of Coinbase, Inc., a cryptocurrency company, where he helped significantly grow the company’s revenue and valuation. Prior to Coinbase, Mr. Hirji was an Operating Advisor with Andreessen Horowitz, a venture capital firm, from October 2016 to December 2017, Chief Restructuring Officer of Hewlett Packard Inc., an information technology company, from November 2014 to March 2017, a Partner at TPG Capital, a private equity firm, from April 2007 to December 2013 and served as President and COO of TD Ameritrade, a provider of investment and trading services, from July 2002 to October 2006. Mr. Hirji has also served on a number of public and private boards of directors, including Citrix Systems, a cloud computing and virtualization technology company, from May 2006 to July 2015, Advent Software, an automation and workflow software company, from September 2011 to July 2015, Saxo Bank A/S, an investment bank, from December 2010 to September 2018, and Lefteris Acquisition Corp., a special purpose acquisition company, from October 2020 to present. Mr. Hirji has served as an Advisory Board Member for Nubank (Nu Pagamentos S.A.), a financial technology company, since December 2019. Mr. Hirji received his Bachelor of Science in Computer Science from the University of Calgary and his Master of Business Administration from Ivey Business School at Western University. We believe Mr. Hirji is well qualified to serve on our Board due to his expertise in the information technology, investment, and financial services sectors and his experience on boards of directors of other companies and organizations.

Class III Directors

Kelly Rodriques has served as our CEO and a member of our Board since July 2018. Prior to Forge, Mr. Rodriques served as Chief Executive Officer of PENSCO Trust Company from March 2010 to September 2016. Since September 2016, he has been the Managing General Partner of Operative Capital, an early stage investor in fintech companies. He was previously an Operating Partner at Ignition Growth Capital from October 2006 to January 2010, where he led the investment in mFoundry, a leading mobile banking software company. He served as the Chief Executive Officer of Totality from 2002 to 2006. He previously served as the Chief Executive Officer of Novo from 1994 to 2002. Mr. Rodriques earned his B.S. degree from California State University, Fresno. We believe Mr. Rodriques is well qualified to serve on our Board due to his deep industry knowledge and the experience he brings as our CEO.

Blythe Masters has served as a member of our Board since March 2022, and previously as Chief Executive Officer and a director of Motive Capital Corp before the closing of the Business Combination in March 2022. Ms. Masters is an experienced financial services and technology executive and currently a Founding Partner at the private equity and venture capital firm Motive Partners. Ms. Masters is President of Motive Capital Corp II, the special purpose acquisition corporation sponsored by Motive’s funds. From March 2015 until December 2018, she was the Chief Executive Officer of Digital Asset Holdings. Ms. Masters was previously a senior executive at J.P. Morgan, which she left in 2014 following the sale of the physical commodities business that she built. Ms. Masters was a member of the Corporate & Investment Bank Operating Committee and the firm’s Executive Committee. Positions at J.P. Morgan included Head of Global Commodities, Head of Corporate & Investment Bank Regulatory Affairs, Chief Financial Officer of the Investment Bank, Head of Global Credit Portfolio and Credit Policy & Strategy, Head of North American Structured Credit Products, Co-Head of Asset Backed Securitization and Head of Global Structured Credit. Ms. Masters has held a number of board positions throughout her career. She currently serves on the board of directors of GCM Grosvenor, CAIS, and is chair of the board of directors of Credit Suisse Holdings (USA), Inc. She is chair of Wilshire Digital Asset Advisory Group, and advisory board member of the US Chamber of Digital Commerce, Figure Technologies, Maxex, and SandboxAQ. She is a member of P.R.I.M.E. Finance (the Hague-based Panel of Recognized International Market Experts in Finance). She previously served on the board of directors of Credit Suisse Group from April 2021 to April 2023, including as chair of its Digital Transformation and Technology Committee and as member of its Governance and Nominations Committee, Compensation Committee, and Risk Committee, as chair of the board of directors of Santander Consumer USA Holdings from June 2015 to July 2016, as chair of the board of Phunware from December 2019 to April 2021, and as board member of A.P. Moller Maersk from 2020 to 2022. She is the former chair of the Global Financial Markets Association (GFMA), having served on this board from 2009 to 2014, former chair of the Securities Industry and Financial Markets Association (SIFMA) having served on this board from 2004 to 2014, and former chair of the Linux Foundation’s Hyperledger project. Ms. Masters has a B.A. in economics from the University of Cambridge. We believe Ms. Masters is well qualified to serve on our Board due to her expertise in the financial, banking, and fintech sectors and her experience on the boards of other companies and organizations.

Ashwin Kumar has served as a member of our Board since March 2022. Mr. Kumar is an industry partner at Motive Partners, which he joined in 2021. Prior to joining Motive Partners, from 2018 to 2021, Mr. Kumar was founding partner of 7RIDGE, a private markets asset manager invested in fintech and associated transformative technologies. Mr. Kumar’s extensive experience spans investment banking, capital markets, public and private markets investing, and market infrastructure across the United States and Europe with over 30 years in the financial sector. Prior to 7RIDGE, Mr. Kumar was Managing Director, Global Head of Group Product and Business Development at Deutsche Börse from 2015 to 2018. As member of the senior executive leadership team, Mr. Kumar was a member of the Group Management Committee, Group Risk Committee, Corporate Venture Capital Investment Committee, Product Development Lab Steering Committee and Datafication Council. Preceding this, Mr. Kumar has over 14 years of experience on the investing side including being a founding partner at Meru Capital and Old Lane Partners, both global multi-strategy hedge funds investing across all major asset class and regions across both public and private markets. Prior to this, Mr. Kumar held senior executive roles at capital markets divisions of global banks including as Managing Director, Head of Rates Trading Europe and Head of Strategic Rates Trading Europe at Bank of America; Managing Director, Head of US Rates Trading for Commerzbank Securities USA and at Credit Suisse First Boston where he ran the global US Treasury Options business. Mr. Kumar has served as Board Member of Digital Asset Holding, a leading enterprise DLT fintech and Pratham U.K., an NGO focused on education, and is currently a Board Member of Trumid, a leading fintech company enabling the electronification and transformation of fixed income marketplaces. and Martial Arts Charitable Trust. Mr. Kumar received his BS in Industrial Management/Industrial Engineering from Purdue University in 1986 and graduated with a M.B.A. in Finance from the University of Chicago in 1988. We believe Mr. Kumar is well qualified to serve on our Board due to his expertise in the financial, banking, and fintech sectors and his experience on the boards of other companies and organizations.

Independence of the Board

The NYSE has adopted independence standards for companies listed on the NYSE, which apply to the Company. These standards require a majority of the Board to be independent and every member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee to be independent. NYSE standards provide that a director is considered independent only if the Board “affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company).” In addition, the NYSE prescribes certain other “independence” standards.

To determine which of its members is independent, the Board uses the standards prescribed by the NYSE and also considers other relevant facts and circumstances, including whether a director had any other past or present relationships with the Company that created conflicts or the appearance of conflicts. Based on its most recent review, the Board has affirmatively determined that Ms. Vogel, Mr. George, Ms. Chrapaty, Mr. Hansmeyer, Mr. Herbert, Ms. Masters, and Mr. Kumar meet the requirements to be independent directors.

Board Committees and Meetings

Our Board has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. The composition, duties, and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

For the year ended December 31, 2022, our Board held 5 meetings. Our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee held 7, 4, 4, and 4 meetings, respectively during 2022. In 2022, each director attended at least 75% of the meetings of the Board during such director’s tenure and the meetings held by the committees on which they served. The upcoming Annual Meeting is our first annual meeting of stockholders. Each member of the Board is expected to make reasonable efforts to attend and participate in meetings of the Board and committees on which they serve. Attendance and participation at meetings is an important component of the directors’ duties and, as such, attendance rates will be taken into account by the Nominating and Corporate Governance Committee and the Board in connection with assessments of director candidates for renomination as directors.

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
Kimberley Vogel	X (Chair)		X	X
Stephen George		X (Chair)
Debra Chrapaty				X
Christoph Hansmeyer	X		X (Chair)
James H. Herbert, II		X
Asiff Hirji				X
Blythe Masters		X	X
Ashwin Kumar	X			X
Audit Committee

The Audit Committee is responsible for, among other matters:

•Overseeing the Company’s financial reporting process on behalf of the Board.

•The appointment, compensation, retention, and oversight of the work of the Company's independent auditors and any other registered public accounting firm engaged for the purpose of performing audits, reviews, or other services for the Company.

•Reviewing and discussing the overall audit plan (both internal and external) with the independent auditors and the members of management who are responsible for preparing the Company’s financial statements.

•Evaluating the performance, responsibilities, budget, and staffing of the Company’s internal audit function and reviewing the internal audit plan.

•Reviewing reports from management and the Risk Committee concerning the Company’s risk assessment of its major risk exposures and the steps management and the Risk Committee have taken to monitor and control such exposures, when such risk exposures come within the purview of the Audit Committee’s responsibilities.

•Establishing procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•Discussing with management and the independent auditors, and reviewing with the Board, the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements.

Our Board has affirmatively determined that each of Ms. Vogel, Mr. Hansmeyer, and Mr. Kumar meet the definition of an independent director for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of the Audit Committee is financially literate and our Board has determined that Ms. Vogel qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The written charter for our Audit Committee is available on our website at https://ir.forgeglobal.com/

governance/governance-documents. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Compensation Committee

The Compensation Committee is responsible for, among other matters:

•Reviewing and reassessing periodically (and where appropriate, making such recommendations to the Board as the Compensation Committee deems advisable with regard to) the Company’s processes and procedures for considering and determining director and executive officer compensation.

•Administering the Company’s equity compensation plans.

•Reviewing the Company’s overall compensation strategy, including base salary, incentive compensation, and equity-based grants, to ensure that it promotes stockholder interests and supports the Company’s strategic objectives, while also providing appropriate rewards and incentives for management and employees.

•Reviewing and approving the corporate goals and objectives to be considered in evaluating the compensation of the Chief Executive Officer, and determining and approving the Chief Executive Officer's compensation based on such evaluation.

•Reviewing and approving the compensation of other key management.

•Reviewing and making such recommendations to the Board as the Compensation Committee deems advisable regarding the compensation of the directors of the Company, including compensation under any equity-based plans.

Our Board has affirmatively determined that each of Mr. George, Mr. Herbert, and Ms. Masters meet the definition of an independent director for purposes of serving on the Compensation Committee. The Board has adopted a written charter for the Compensation Committee, which is available on our website at https://ir.forgeglobal.com/governance/governance-documents. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other matters:

•Identifying, evaluating, and making recommendations to the Board regarding, nominees for election to the Board and its committees.

•Developing and recommending to the Board corporate governance guidelines, and periodically reviewing such guidelines for any changes.

•Annually evaluating the performance of the Board and each committee.

•Overseeing the Company's goals and undertakings to be a socially responsible corporation.

•Considering, and making recommendations to the Board regarding the composition of the Board and its committees.

•Reviewing and discussing with the Board succession plans for the Chief Executive Officer and other key management.

Our Board has affirmatively determined that each of Mr. Hansmeyer, Ms. Masters, and Ms. Vogel meet the definition of an independent director for purposes of serving on the Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at https://ir.forgeglobal.com/governance/governance-documents. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Risk Committee

The Risk Committee is responsible for, among other matters:

•Reviewing overall risk governance and approving the enterprise-wide risk management and operational risk framework to identify, measure, monitor, and control the major types of risk posed by and to the business of the Company.

•Reviewing the performance and activities of the Company’s risk management function.

•Reviewing and approving key policies with respect to oversight of significant risks, including but not limited to capital, legal, compliance, credit, liquidity, market, model, third-party, interest rate, information security, cybersecurity, technology, vendor, data governance, reputational, strategic, personnel, operational risk, regulatory, geo-political, and commercial.

The Board has adopted a written charter for the Risk Committee, which is available on our corporate website at https://ir.forgeglobal.com/governance/governance-documents. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Board Leadership Structure

We believe that the structure of our Board and its committees provide us strong overall management and benefits the Company and its stockholders. We have a majority of independent directors and believe it is also beneficial for our Chief Executive Officer, Kelly Rodriques, to serve on our Board because of his unique business experience and history with the Company.

Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while the Board, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which we are exposed, as well as to foster a corporate culture of integrity. Consistent with this approach, our Board maintains oversight of our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team. Our Board also receives regular reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.

In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our Risk Committee reviews our overall risk governance and supervises our enterprise-wide risk management and operational risk framework, as well as key policies, to identify, measure, monitor and control the major types of risk posed by and to our business. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in areas such as internal control over financial reporting and disclosure controls and procedures, as well as legal and regulatory compliance and potential conflicts of interest. Our Compensation Committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee assesses risks associated with Board organization, membership and structure, and corporate governance, as well as risks attributable to environmental, social, and governance ("ESG") policies and other programs supporting the sustainable growth of the business.. These committees provide regular reports on our risk management efforts to the full Board.

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics (the "Code of Conduct") that applies to our officers, directors, and employees. Among other matters, our Code of Conduct is designed to deter wrongdoing and to promote:

•Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

•Full, fair, accurate, timely, and understandable disclosure in our SEC reports and other public communications.

•Compliance with laws, rules and regulations.

•Prompt internal reporting of violations of the Code of Conduct to appropriate persons.

•Accountability for adherence to the Code of Conduct.

Any waiver of the Code of Conduct for our directors or officers may be made only by our Board (or if permitted, the Audit Committee) and will be promptly disclosed as required by law or NYSE regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Conduct applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Our Code of Conduct is available on our website at https://ir.forgeglobal.com/governance/governance-documents. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Environmental, Social, and Governance Matters

Sustainable business practices are embedded in our day-to-day operations, which we believe improve our profitability and support long-term value creation for our stockholders. Board oversight of our ESG matters occurs through our Board committees. The Nominating and Corporate Governance Committee reviews management’s integration of ESG matters such as diversity, transparency, and sustainability into our business strategy and objectives on an ongoing basis. The Audit Committee provides regular oversight of our ethics and compliance matters. The Compensation Committee oversees our compensation philosophy which seeks to attract and retain talent that aligns with our mission, values, and culture. The Risk Committee is responsible for overseeing our enterprise-wide management framework. In addition, we recently launched a dedicated ESG Committee which brings together employees from our investor relations, talent, communications, operational, legal, and financial reporting teams and is specifically tasked with developing, tracking, and maintaining our ESG initiatives and overall strategy.

Meetings of Independent Directors

In accordance with our Corporate Governance Guidelines, our independent directors seek to meet at regularly scheduled executive sessions without management participation, and the independent directors have the opportunity to meet in executive session without members of management as often as they deem appropriate, but at a minimum annually.

Stockholder Nominations for the Board of Directors

The Nominating and Corporate Governance Committee will consider stockholder nominations for membership on the Board. For the 2024 Annual Meeting, nominations may be submitted to 415 Mission Street, Suite 5510, San Francisco, CA 94105, Attention: Corporate Secretary. Nominations must be in writing and comply with the advance notice provisions and other requirements specified in our bylaws, and we must receive such nominations not less than 90 days nor more than 120 days prior to June 14, 2024 (or no earlier than February 15, 2024 and no later than March 16, 2024). Nominations not received within this time frame will be considered untimely.

Communications by Stockholders and Other Interested Parties with the Board

Stockholders and other interested parties may contact the Board as a whole, and with individual directors, by sending regular mail to:

Forge Global Holdings, Inc.
415 Mission St., Suite 5510
San Francisco, CA 94105
Attn: Board of Directors, c/o Corporate Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

Corporate Governance Guidelines

We are committed to operating our business under strong and accountable corporate governance practices. The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation, succession planning, and periodic performance evaluation of the Board and committees. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

You are encouraged to visit the “Governance Documents” section of our website at https://ir.forgeglobal.com/governance/governance-documents to view or to obtain copies of our committee charters, Code of Conduct, and Corporate Governance Guidelines. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board or Compensation Committee and the Board or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of April 17, 2023:

Name	Age	Position
Kelly Rodriques	59	Chief Executive Officer
Mark Lee	63	Chief Financial Officer
Johnathan Short	57	Chief Legal Officer
Jennifer Phillips (1)	42	Chief Growth Officer and President of Forge Markets
Drew Sievers (1)	57	Chief Delivery Officer and President of Forge Trust

(1) Appointed as an executive officer in April 2023.

For biographical information on Mr. Rodriques, see “Board of Directors and Corporate Governance” above.

Mark Lee has served as our Chief Financial Officer since October 2018. Prior to Forge, he served as Chief Operating Officer of PENSCO Trust Company from September 2015 to August 2018. He served as the Chief Financial Officer of Stanford Management Company from 2005 to 2013. He also served as a Group Chief Financial Officer at Charles Schwab & Co., Inc. from 1996 to 2005. He previously was a Principal at Barclays Global Investors from 1994 to 1996 and a Vice President at Goldman Sachs from 1987 to 1994. He started his career as a Financial Manager at Hewlett Packard from 1983 to 1987. Mr. Lee earned his M.B.A. degree from the University of Chicago in 1983 and his Bachelor of Business Administration in accounting and finance from University of California, Berkeley in 1981.

Johnathan Short has served as our Chief Legal Officer since July 2022. He previously served as Senior Counsel at Eversheds Sutherland from March 2022 to June 2022, and also as the founder of the strategic consulting firm Differential Strategies, LLC from October 2021 to March 2022. Prior to this, he served as the General Counsel and Corporate Secretary of the Intercontinental Exchange, Inc. (NYSE: ICE) from June 2004 to October 2018. Mr. Short earned his J.D. degree from the University of Florida College of the Law in 1990 and his Bachelor of Science in accounting from the University of Florida in 1987.

Jennifer Phillips has served as our Chief Growth Officer and President of Forge Markets since January 2022, and previously as SVP, Head of Capital Markets of Forge Securities from November 2020 to January 2022. Prior to this, she served in multiple roles at SharesPost, Inc. from May 2013 until its acquisition by Forge in November 2020, including most recently as President of SharesPost Financial Corporation. Prior to this, Ms. Phillips held multiple other positions in the financial technology and financial services industries, including at Silver Lake Waterman, Jeffries & Company, Merrill Lynch, and Bank of America. Ms. Phillips received her Bachelor of Science in Administration and Finance from Northeastern University in 1983.

Drew Sievers has served as our Chief Delivery Officer since January 2023, and the President of Forge Trust since July of 2021. Prior to Forge, he served as Chairman & CEO at Harvest Savings & Wealth Technologies from August 2016 to June 2021. Since May 2014, he has been a Managing General Partner of Operative Capital, an early stage investor in financial technology companies. He also served as Co-Founder & CEO at mobile banking leader mFoundry from 2003 to 2013. He previously served as the President of Novo from 1999 to 2002 and CEO at Novo from 2002 to 2003. Mr. Sievers earned his B.S. degree in Economics from the University of California, Santa Barbara in 1987.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis ("CD&A") provides an overview of our executive compensation philosophy, the material principles governing our executive compensation policies and decisions, and the material elements of compensation awarded to, earned by or paid to our named executive officers ("NEOs"). Our NEOs for the fiscal year ended December 31, 2022 ("Fiscal Year 2022") were:

•Kelly Rodriques, our CEO

•Mark Lee, our Chief Financial Officer ("CFO")

•Johnathan Short, our Chief Legal Officer ("CLO")

•Jose Cobos, our former President ("President")

Mr. Cobos resigned from his position as President of the Company in December 2022 and shall serve as a consultant until the end of May 2023 to help transition his roles and responsibilities. We also note that as of April 2023, Jennifer Phillips and Drew Sievers were promoted to Chief Growth Officer and Chief Delivery Officer, respectively, and as such will be considered executive officers for the fiscal year ending December 31, 2023 ("Fiscal Year 2023"). These executives were not, however, considered NEOs for Fiscal Year 2022.

This CD&A provides perspective and narrative disclosure relating to, and should be read along with, the executive compensation tables included below. In addition, this CD&A may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt could vary significantly from our historical practices and currently planned programs summarized in this CD&A. In particular, we transitioned in from being a private company to a public company upon the closing of our Business Combination in March 2022. In anticipation of this transition, we made certain changes to our executive compensation program beginning in 2021, including entering into new employment agreements with our NEOs as detailed below, and we continue to evaluate our compensation decision-making process as a newly public company.

Compensation Philosophy and Objectives of our Compensation Program

The overall objective of our executive compensation program is to attract, retain, and incentivize highly talented leaders who embody our mission and values. We do this by designing programs that tie executive compensation to individual performance, overall company performance, and the interests of our stockholders. Our executive compensation program is designed with a mix of short-term and long-term components, with cash and equity elements in proportions that we believe provide appropriate incentives to retain our executives officers and management team and help to achieve success in our business. As such, we believe that our approach to executive compensation is aligned with that of our stockholders.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. Our executive compensation program seeks to achieve this objective by ensuring that we can:

•Attract strategic top talent that will allow us to execute on our current plans and scale our growing business.

•Reward our executives, who possess proven experience, knowledge, skills, and leadership criteria.

•Incentivize our executives by giving them a stake in our growth and prosperity and encouraging the continuance of their services with us.

•Align the interests of stockholders and executive officers without creating an incentive for inappropriate risk-taking.

How We Determine Compensation

Role of the Compensation Committee

The Compensation Committee, composed entirely of independent directors, is responsible for reviewing and recommending to the Board the annual compensation program and policies for our executive officers, including our NEOs. In addition, the Compensation Committee is responsible for evaluating the performance of our executive officers, including our NEOs, on an annual basis and recommending to the Board our executive officers' compensation levels, structure, and mix of pay. Working with the Compensation Committee, the Board is responsible for approving executive compensation policies and plans including base salaries, annual bonus, equity compensation, and benefit plans.

Role of Management

Our Compensation Committee works with and receives information and input from management, including from our CEO, Chief People Officer ("CPO"), CFO, and CLO, and considers such information in determining the structure and amount of compensation to be paid to our NEOs. Management’s role is to ensure that the Company’s compensation programs and policies align to the achievement of the Company’s strategic and operational goals, are informed by external data, and provide insight to the Compensation Committee on Company and individual performance. Our CEO, CPO, and CFO frequently attend Compensation Committee meetings to report and give input on various compensation-related matters. No members of management participate in decisions regarding their own compensation and are asked to recuse themselves from when their respective compensation is determined.

Role of Compensation Consultant

Our Compensation Committee has the sole authority to appoint, select, retain, and terminate outside advisors, including compensation consultants, to assist in its evaluation of executive compensation. Our Compensation Committee has retained Compensia, Inc. as its independent compensation consultant.

Compensia reviews the compensation arrangements of our executive officers, including our NEOs, and generally assists the Compensation Committee in analyzing executive compensation, and the compensation of the non-employee members of our Board. Compensia further provides support by attending Compensation Committee and Board meetings, providing recommendations regarding the composition of our compensation peer group, analyzing competitive compensation data, and formulating recommendations for executive and non-employee director compensation. Our Compensation Committee also requests specific analyses to assist our Compensation Committee in the design and structure of our executive compensation program. In 2022, Compensia also assisted the Compensation Committee and the Board in determining compensation programs and pay levels appropriate for a public company in anticipation of our transition to a public company in March 2022.

The Compensation Committee has assessed the independence of Compensia in accordance with the applicable SEC and NYSE rules and regulations and concluded that Compensia’s work does not raise any conflict of interest.

Use of Competitive Market Data

The Compensation Committee approves a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. The peers are reviewed on an annual basis. We undertake this review with the assistance and recommendations of Compensia. In April 2021, prior to our transition to a public company in 2022, our Compensation Committee, in consultation with Compensia, approved a peer group based on a competitive total compensation market analysis based on data obtained from a peer group of companies. Following our transition to a public company in 2022, the Compensation Committee and Compensia performed an updated peer group analysis in August 2022. Key criteria considered in both analyses included:

•Revenue - Up to $500 million.

•Market Capitalization - Between $200 million and $3.2 billion.

•Qualitative Factors - Financial technology focused companies with other comparable factors, including revenue growth, proximity to IPO/SPAC business combination, relevant business model, and competitor status.

Based on such criteria and considerations, the Compensation Committee approved the following peer group in September 2022:

Alkami Technology	AppFolio
Asure Software	Boku
Clearwater Analytics Holdings	CoreCard
Digimarc	Ebix
eGain	Enfusion
Intapp	Latch
MarketAxess Holdings	MarketWise
Mitek Systems	nCino
Open Lending	Paya Holdings
Q2 Holdings	Tradeweb Markets

The Compensation Committee considers such peer group data as one factor to inform its decisions about overall compensation opportunities and specific compensation elements. In addition to such market data, our Compensation Committee considers a number of additional factors, including, but not limited to, individual and company performance, financial plan achievement, revenue growth, achievement of key initiatives, and strategic needs.

Although the Compensation Committee does not adhere to a specific formula and does not target a certain percentile compensation, we believe it is important to understand the competitive landscape to effectively assess each NEO’s total compensation opportunity, mix, and overall governance and market trends. We strive to ensure that our compensation program and opportunities remain equitable and competitive, while also considering factors such as our size, scope of operations, and our relative performance, where appropriate.

Elements of Compensation

In 2022, the principal elements of our executive compensation program were base salary, annual performance-based cash bonuses, and long-term incentives in the form of equity incentives. We are committed to providing appropriate cash and equity incentives to compensate our NEOs in a manner that our Compensation Committee and Board determine is reasonable and appropriate to motivate and retain key talent.

Base Salaries

Our NEOs each receive a base salary to compensate them for services rendered to us. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Base salaries are reviewed by the Compensation Committee annually, typically in connection with our annual performance review process, approved by our Board or Compensation Committee, and may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. We do not assign any single factor in making decisions regarding base salary adjustments.

In February 2022, our Compensation Committee approved an increase to Mr. Rodriques' base salary to more closely align his base salary with market rate salaries for similarly-situated executives at companies of a size relatively comparable to that of the Company, and in preparation for our transition to a public company. Mr. Lee's and Mr. Cobos' base salaries remained at the same levels as were in effect in 2021. Lastly, in connection with his commencement of employment and pursuant to the terms of the Short Offer Letter (as defined below), Mr. Short's base salary for 2022 was $400,000 (prorated for the number of days of his employment in 2022).

The following table sets forth the 2022 base salary, 2021 base salary, and percentage increase from the prior year for each of our NEOs:

Name	2022 Base Salary ($)	2021 Base Salary ($)	Percent Increase
Kelly Rodriques	575,000	502,000	14.5%
Mark Lee	392,000	392,000	—%
Johnathan Short (1)	400,000	N/A	N/A
Jose Cobos	500,000	500,000	—%

(1) Mr. Short joined the Company as our CLO in July 2022.

Cash Bonuses

Annual Bonuses

During Fiscal Year 2022, our NEOs were eligible to earn annual incentive bonuses based on the achievement of certain pre-established company performance objectives, including revenue targets, and individual performance. The following table sets forth the 2022 incentive opportunity and 2021 incentive opportunity for each of our NEOs:

Name	2022 Target Bonus Opportunity (as a % of 2022 Base Salary)	2022 Target Bonus Opportunity ($)	2021 Target Bonus Opportunity (as a % of 2021 Base Salary)	2021 Target Bonus Opportunity ($)
Kelly Rodriques	150%	862,500	110%	552,200
Mark Lee	78%	305,760	78%	305,760
Johnathan Short (1)	50%	200,000	—	—
Jose Cobos	110%	550,000	110%	550,000

(1) Pursuant to the Short Offer Letter (as defined below), Mr. Short's 2022 annual bonus was prorated based on the number of days of employment in 2022.

With the exception of Mr. Rodriques, the Board did not change our NEOs' incentive compensation targets, as a percentage of base salary, in 2022 as previously approved by the Board in July 2021. In February 2022, the Compensation Committee increased Mr. Rodriques' annual incentive bonus target to more closely align with market rate bonuses for similarly-situated CEOs at companies of a size relatively comparable to that of the Company, and in preparation for our transition to a public company.

With respect to Mr. Rodriques, performance objectives were mutually determined between Mr. Rodriques and our Board. With respect to Mr. Lee, Mr. Short, and Mr. Cobos, performance objectives were mutually determined between the NEO and Mr. Rodriques. Each NEO’s annual bonus for 2022 was determined using each NEO’s target percentage as set forth above. Based on the level of achievement of their respective performance objectives, Mr. Rodriques, Mr. Lee, and Mr. Short earned annual bonuses equal to $692,156.00, $245,351.20, and $66,787.74, respectively. In paying out such bonuses, 50% was based on Company performance and 50% was based on each NEO's individual performance. We measure Company performance based on total annual revenue, less transaction-based expenses, as calculated in accordance with U.S. GAAP. The bonus payouts for Mr. Rodriques, Mr. Lee, and Mr. Short were based on 1) 45.5% achievement of Company performance and 115% of individual performance, 2) 45.5% achievement of Company performance and 115% of individual performance, and 3) 45.5% achievement of Company performance and 90% of individual performance. In determining individual achievement, the Compensation Committee and Board considered a variety of performance goals and achievements, including guiding the Company through the Business Combination, overseeing essential business, finance, legal, and compliance functions in the Company's first year as a public company, and leading key strategic initiatives. Mr. Cobos' annual bonus was paid in connection with his Separation Agreement as described in "Employment Agreements - Employment Agreement with Mr. Cobos" below.

Transaction Bonuses

Additionally, in early 2022, Mr. Rodriques, Mr. Lee, and Mr. Cobos, each received certain transaction bonus payments in the amounts set forth in "Executive Compensation Tables - Summary Compensation Table" below (the “Transaction Bonuses”) in connection with the closing of the Business Combination. Mr. Short did not receive a Transaction Bonus as he joined the Company in July 2022 after the closing of the Business Combination. The amount payable to Mr. Rodriques as a Transaction Bonus included the Cash Reallocation Amount (as defined below). Notwithstanding the foregoing, an applicable portion of each applicable NEO’s Transaction Bonus was used to reduce an amount necessary to offset certain outstanding promissory notes between the NEO and the Company.

Equity Compensation

We believe that equity grants provide our executive officers, including our NEOs, with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the applicable vesting period. Accordingly, our Compensation Committee and Board, in consultation with Compensia and management, periodically review the equity incentive compensation of our executives and may grant equity incentive awards to them from time to time. We will continue developing our policies and procedures with respect to the grant of equity incentive awards to our executives as part of our continued transition from a private company to a public company in March 2022.

The Executive Agreements and Cobos Employment Agreement (each as defined below) provided that the Company establish an incentive pool equal to 3.5% of the outstanding shares of the Company immediately following the closing of the Business Combination (the “Incentive Pool”), and initially allocated the Incentive Pool as follows: 25% of the Incentive Pool to be paid in the form of cash bonuses (“Transaction Bonus Pool”) and 75% of the Incentive Pool to be paid in the form of RSUs (“Equity Bonus Pool”). The Rodriques Amendment (as defined below) reallocated $2,657,933 (the “Cash Reallocation Amount”) of the Incentive Pool from the Equity Bonus Pool to the Transaction Bonus Pool for the payment of such Cash Reallocation Amount to Mr. Rodriques as part of his Transaction Bonus of $7,645,432 in order for the Company to make required tax withholding payments on Mr. Rodriques’ Transaction Bonus. Such Cash Reallocation Amount was deducted from the Retention Equity Grant (as defined below) under the Equity Bonus Pool that would otherwise have been due to Mr. Rodriques under his Initial Executive Agreement (as defined below) on a dollar-for-dollar basis.

In June 2022, the Compensation Committee granted each of Mr. Rodriques, Mr. Lee, and Mr. Cobos 638,432, 452,113, and 452,113 RSUs from the Equity Bonus Pool (such grants, the “Retention Equity Grants”) in recognition for their considerable efforts in leading the Company prior to and through the closing of the Business Combination. Each Retention Equity Grant will vest, subject to the grantee’s employment through the applicable vesting date, as follows: 33.33% of the Retention Equity Grant will vest upon the first anniversary of the closing of the Business Combination (the “First Tranche”); 33.33% of the Retention Equity Grant will vest upon the second anniversary of the closing of the Business Combination (the “Second Tranche”); and 33.33% of the Retention Equity Grant will vest upon the third anniversary of the closing of the Business Combination (the “Third Tranche”) (the “Time-Vesting Schedule”). As such, the First Tranche vested on March 21, 2023 (with the exception of Mr. Cobos as described in "Employment Agreements - Employment Agreement with Mr. Cobos" below) in accordance with the foregoing. Each Retention Equity Grant will become eligible for accelerated vesting after the expiration of the six-month period following the closing of the Business Combination (the “Lock-Up Period”) as follows: (i) the First Tranche will immediately vest if the Company’s stock price meets or exceeds a price of $12.50 for 20 trading days within any 30 trading day period following the Lock-Up Period but prior to the vesting date of the First Tranche under the Time-Vesting Schedule, in which case the Second Tranche and Third Tranche will have their time-vesting component accelerated by six months; and (ii) the Second Tranche will immediately vest if the stock price meets or exceeds a closing price of $15.00 for 20 trading days within any 30 trading day period following the Lock-Up Period but prior to the vesting date of the Second Tranche under the Time-Vesting Schedule, in which case the Third Tranche will have its time-vesting component accelerated by an additional six months. Each Retention Equity Grant will vest in accordance with such vesting provisions in the event the share price triggers are achieved through the date of a Sale Event.

In connection with the commencement of his employment with us, Mr. Short received a grant of 875,912 RSUs. Such RSUs vest in equal installments over a period of three years, subject to his continued service through the vesting date. Mr. Short also received a grant of 40,000 RSUs with the same vesting terms as the Retention Equity Grants, except without the accelerated vesting triggers noted above.

Other Benefits

401(k) Plan

We currently maintain a tax-qualified 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Our 401(k) Plan is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. We provide matching contributions under the 401(k) Plan for all eligible employees, and provided such contributions during Fiscal Year 2022. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Pension Benefits

We do not maintain any pension benefit or retirement plans other than the 401(k) Plan.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Perquisites

We do not view perquisites as important to achieving our compensation objectives at present. Accordingly, we do not provide significant perquisites or personal benefits to our employees with an aggregate value equal to or greater than $10,000.

Employee Benefit Plans
Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees.

Other Aspects of our Executive Compensation Program

Accounting Considerations

We take financial reporting implications into consideration in designing compensation plans and arrangements for the members of our executive team, other employees, and members of our Board. These accounting considerations include Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards.

Tax Considerations

We do not provide any of our NEOs with a gross-up or other reimbursement for tax amounts the individual might pay pursuant to Code Sections 280G, 4999, or 409A. Code Sections 280G and 4999 provide that NEOs, directors who hold significant stockholder interests, and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes significant taxes on the individual in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not meet the requirements of Code Section 409A.

Under Code Section 162(m), we are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for the CEO and certain of our current and former highly compensated executive officers. While we cannot predict how the deductibility limit may impact our compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance. In addition, although we have not adopted a formal policy regarding tax deductibility of compensation paid to our NEOs, the Board may consider tax deductibility under Code Section 162(m) as a factor in its compensation decisions.

Hedging and Pledging Policies

Pursuant to our insider trading policy, all employees and members of our Board are prohibited from engaging in transactions involving derivative securities or otherwise that would hedge the risk of ownership of our equity securities and from pledging our equity securities as collateral for any loan or as part of any other pledging transaction, or holding our common stock in margin accounts.

Compensation Recovery Policy

Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our NEOs and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. In light of the SEC’s adoption of final "compensation clawback rules" in October 2022 and the NYSE’s issuance of its proposed rule in February 2023, we intend to adopt a general compensation recovery, or clawback, policy to comply with applicable NYSE listing rules when effective.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Employment Agreements

We have entered into employment agreements with each of our NEOs as described below. These agreements provide for “at-will” employment and generally include initial base salary, initial target bonus opportunity, and equity award details.

These employment agreements also provide for payments upon a qualifying termination of employment, including in connection with a change in control of our Company. We believe that entering into these arrangements will provide executives with increased security in the event of a change in control and enable them to maintain continued focus and dedication to their responsibilities, which will help maximize stockholder value. For quantitative information about such payments, see “Executive Compensation Tables - Potential Payments Upon a Termination or Change in Control” below.

Employment Agreements with Mr. Rodriques and Mr. Lee

On September 9, 2021, we entered into an amended and restated employment agreement with each of Mr. Rodriques and Mr. Lee (the “Initial Executive Agreements”) for the position of CEO and CFO, respectively. On February 25, 2022, our Compensation Committee approved a modification to the agreement with Mr. Rodriques, which went into effect at the closing of the Business Combination (the "Rodriques Amendment"). The Initial Executive Agreements, as amended by the Rodriques Amendment in the case of the agreement with Mr. Rodriques, are referred to herein as the “Executive Agreements.”

The current base salaries and annual target cash bonuses as set by the Executive Agreements (and as increased in February 2022 for Mr. Rodriques) are noted in "Base Salaries" and "Annual Bonus" above, pursuant to the Executive Agreements, each executive is also eligible to receive severance payments and benefits in connection with a termination without “cause” or for “good reason.” In connection with such a termination, the executive would be eligible to receive the following payments and benefits subject to his execution of a release and subject to not breaching any of his post-employment contractual obligations to the Company: (i) a lump sum payment equal to the sum of 12 months of his then-current base salary, any then-unpaid bonus from a prior calendar year, and a pro rata target bonus for the year of termination at target level, (ii) Company-paid COBRA premiums for the executive and his eligible dependents for a period of 12 months following termination, and (iii) accelerated vesting with respect to the time-vesting requirements of 20% of any then unvested equity that had been granted prior to the date of termination. Each of Mr. Rodriques and Mr. Lee is also eligible to receive enhanced severance payments and benefits if such a qualifying termination of employment occurs within six months prior to or 12 months following a Sale Event. In connection with such a termination, the executive would be eligible to receive the following payments and benefits subject to his execution of a release and subject to not breaching any of his post-employment contractual obligations to the Company: (i) a lump sum payment equal to the sum of 18 months of his then-current base salary, any then-unpaid bonus from a prior calendar year, and a pro rata target bonus for the year of termination at target level, (ii) 100% of all unvested equity that had been granted prior to the date of termination shall become fully vested, and (iii) Company-paid COBRA premiums for the executive and his eligible dependents for a period of 18 months following termination.

Employment Agreement with Mr. Short

On June 10, 2022, we entered into an offer letter with Mr. Short for the position of CLO (the “Short Offer Letter”). Mr. Short’s current base salary and annual target cash bonus as set by the Short Offer Letter are noted in "Base Salaries" and "Annual Bonus" above. In addition, Mr. Short also received a $350,000 signing bonus, payable as follows: (i) an initial payment of $87,500 to be paid in the first payroll after his start date, (ii) second payment of $87,500 to be paid in the first payroll after four months of employment, (iii) third payment of $87,500 to be paid in the first payroll after eight months of employment, and (iv) fourth payment of $87,500 to be paid in the first payroll after twelve months of employment, in each case subject to his continued service through the payment dates. Pursuant to the Short Offer Letter, in the event Mr. Short is terminated by the Company without "cause" or for “good reason,” then he would be entitled to the following payments subject to his execution of a release and subject to not breaching any of his post-employment contractual obligations to the Company: (i) a lump sum payment equal to the sum of 12 months of his then-current base salary and any then-unpaid bonus from a prior calendar year and prorated target bonus for the year of termination at target level, (ii) Company-paid COBRA premiums for the executive and his eligible dependents for a period of 12 months following termination, and (iii) accelerated vesting with respect to the time-vesting requirements of 20% of any then unvested equity award that had been granted. Mr. Short is also eligible to receive enhanced severance payments and benefits if such a qualifying termination of employment occurs within six months prior to or 12 months following a Sale Event. In connection with such a termination, Mr. Short would be eligible to receive the following payments and benefits subject to his execution of a release and subject to not breaching any of his post-employment contractual obligations to the Company: (i) a lump sum payment equal to the sum of 18 months of his then-current base salary, any then-unpaid bonus from a prior calendar year, and a pro rata target bonus for the year of termination at target level, (ii) 100% of all unvested equity that had been granted prior to the date of termination shall become fully vested, and (iii) Company-paid COBRA premiums for the executive and his eligible dependents for a period of 18 months following termination.

Employment Agreement with Mr. Cobos

On September 9, 2021, we entered into an amended and restated employment agreement with Mr. Cobos (the “Cobos Employment Agreement”) for the position of Chief Operating Officer. Mr. Cobos was promoted to President in July 2022 but his compensation did not change as a result of such promotion. Mr. Cobos' base salary and annual target cash bonus as set by the Cobos Employment Agreement are noted in "Base Salaries" and "Annual Bonus" above. Pursuant to the Cobos Employment Agreement, Mr. Cobos was eligible to receive severance payments and benefits in connection with a termination without “cause” or for “good reason.” In connection with such a termination, Mr. Cobos was eligible to receive the following payments and benefits subject to his execution of a release and subject to not breaching any of his post-employment contractual obligations to the Company: (i) a lump sum payment equal to the sum of 12 months of his then-

current base salary, any then-unpaid bonus from a prior calendar year, and a pro rata target bonus for the year of termination at target level, (ii) Company-paid COBRA premiums for Mr. Cobos and his eligible dependents for a period of 12 months following termination, and (iii) accelerated vesting with respect to the time-vesting requirements of 20% of any then unvested equity that had been granted prior to the date of termination. Mr. Cobos was also eligible to receive enhanced severance payments and benefits if such a qualifying termination of employment occurred within six months prior to or 12 months following a Sale Event. In connection with such a termination, Mr. Cobos was eligible to receive the following payments and benefits subject to his execution of a release and subject to not breaching any of his post-employment contractual obligations to the Company: (i) a lump sum payment equal to the sum of 18 months of his then-current base salary, any then-unpaid bonus from a prior calendar year, and a pro rata target bonus for the year of termination at target level, (ii) 100% of all unvested equity that had been granted prior to the date of termination were to become fully vested, and (iii) Company-paid COBRA premiums for Mr. Cobos and his eligible dependents for a period of 18 months following termination.

On December 23, 2022, Mr. Cobos notified us of his decision to step down as President effective December 31, 2022. Mr. Cobos continues to serve as a consultant until the end of May 2023 to help transition his roles and responsibilities. On December 23, 2022, we entered into a separation agreement with Mr. Cobos (the “Separation Agreement”) which provides, among other things, that Mr. Cobos is entitled to the following benefits: (i) a cash payment of $500,000 within 60 days of December 31, 2022 (the “Separation Date”), representing 12 months of Mr. Cobos’ current base salary, (ii) a cash payment of $550,000 within 60 days of the Separation Date, representing Mr. Cobos’ 2022 annual target bonus, (iii) accelerated vesting of 60% of all unvested stock option awards granted to Mr. Cobos under the 2018 Plan, (iv) accelerated vesting of 301,409 RSUs underlying the Retention Equity Grant granted to Mr. Cobos on June 1, 2022 under the 2022 Plan, (v) continued provision of health care benefits for up to 18 months after the Separation Date to the extent Mr. Cobos is eligible under applicable law, and (vi) reimbursement for equity award early exercise payments related to unvested and forfeited shares and certain other expenses. Such benefits are contingent on Mr. Cobos’ continued compliance with the terms of the Separation Agreement, including a general release of claims in favor of the Company.

Additionally, the Company and Mr. Cobos entered into a services agreement (the “Services Agreement”) on December 23, 2022, pursuant to which Mr. Cobos will provide consulting services following the Separation Date until the end of May 2023 in exchange for a monthly cash payment of $41,667.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the CD&A set forth above, as required by Item 402(b) of Regulation S-K, and, based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement for incorporation by reference into the Company’s Annual Report on Form 10-K for Fiscal Year 2022.
Respectfully submitted by:

Stephen George (Chair)
Blythe Masters
James H. Herbert, II

The Compensation Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Executive Compensation Tables

Summary Compensation Table

The following table presents information regarding the compensation awarded to, earned by, or paid to our NEOs for services rendered to us, in all capacities, during the fiscal years ended December 31, 2022, 2021, and 2020, as applicable ("Fiscal Years 2022, 2021, and 2020"):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Kelly Rodriques, Chief Executive Officer	2022	575,000	—	12,934,632	—	8,949,822 (4)	6,100	22,465,554
	2021	502,000	—	—	8,568,795	552,200 (5)	5,800	9,628,795
	2020	381,742	—	—	—	500,000 (6)	5,901	887,643
Mark Lee, Chief Financial Officer	2022	392,000	—	9,159,809	—	3,339,941 (7)	6,100	12,897,850
	2021	381,000	—	—	—	335,375 (5)	5,800	722,175
	2020	341,975	—	—	552,637	250,000 (6)	3,903	1,148,515
Johnathan Short, Chief Legal Officer	2022	197,180 (8)	175,000 (9)	3,819,353	—	66,788 (10)	2,750	4,261,071
Jose Cobos, Former President	2022	500,000	—	9,159,809 (11)	—	2,947,228 (12)	1,056,100 (13)	13,663,137
	2021	415,417	—	—	1,828,996	1,270,899 (5)	5,800	3,521,112
	2020	356,627	—	—	726,571	1,549,322 (14)	887	2,633,407

(1) Amounts reported represent the grant date fair value of the RSU awards calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions and are based on the probable outcome of performance-vesting conditions. See Note 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for Fiscal Year 2022 for a discussion of the assumptions made by us in determining the grant-date fair value of our RSU awards.

(2) Amounts reported represent the aggregate grant date fair value of the stock option awards, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The amounts reported for awards granted to Mr. Rodriques in 2021 subject to performance conditions were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with FASB ASC Topic 718. See Note 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for Fiscal Year 2022 for a discussion of the assumptions made by us in determining the grant-date fair value of our stock option awards.The amounts reported in this column reflect the accounting cost for these stock option awards and do not correspond to the actual economic value that may be received by our NEOs upon the exercise of the stock option awards or any sale of the underlying shares of our common stock.

(3) Unless otherwise provided, amounts reported represent matching contributions contributed by the Company to each NEO’s account in the Company’s 401(k) plan.

(4) Amount reported represents (i) the annual cash incentive bonus of $692,156 earned by Mr. Rodriques in 2022 but paid by the Company in February 2023, based on our achievement of certain corporate and individual performance goals for Fiscal Year 2022, (ii) aggregate Transaction Bonus payments of $7,645,432 in March 2022 as noted in "Elements of Compensation - Equity Compensation" above, a portion of which was used to reduce an amount necessary to offset certain outstanding promissory notes between Mr. Rodriques and the Company, and (iii) an additional payment of $612,234 in April 2022; such payment was paid from surplus cash remaining in the Transaction Bonus Pool after the Company paid Mr. Rodriques his Transaction Bonus in March 2022.

(5) Amounts reported represent annual cash incentive bonuses earned by Mr. Rodriques, Mr. Lee, and Mr. Cobos in 2021 but paid by the Company in 2022, based on our achievement of certain corporate and individual performance goals for Fiscal Year 2021.

(6) Amounts reported represent annual cash incentive bonuses earned by Mr. Rodriques and Mr. Lee in 2020 but paid by the Company in 2021, based on our achievement of certain corporate and individual performance goals for Fiscal Year 2020.

(7) Amount reported represents (i) the annual cash incentive bonus of $245,351 earned by Mr. Lee in 2022 but paid by the Company in February 2023, based on our achievement of certain corporate and individual performance goals for Fis2022, (ii) a Transaction Bonus payment of $2,756,250 in March 2022 as noted in "Elements of Compensation - Equity Compensation" above, a portion of which was used to reduce an amount necessary to offset certain outstanding promissory notes between Mr. Lee and the Company, and (iii) an additional payment of $338,340 in April 2022; such payment was paid from surplus cash remaining in the Transaction Bonus Pool after the Company paid Mr. Lee his Transaction Bonus in March 2022.

(8) Mr. Short was not an NEO in Fiscal Year 2020 or 2021. For Fiscal Year 2022, Mr. Short earned partial base salary due to the start of his employment in July 2022. For more information on his base salary for Fiscal Year 2022, see "Elements of Compensation - Base Salaries" above.

(9) Amount represents the sign-on bonus actually paid to Mr. Short in Fiscal Year 2022 due to the start of his employment in July 2022. For more information on this sign-on bonus, see "Employment Agreements - Employment Agreement with Mr. Short" above.

(10) Amount reported represents the annual cash incentive bonus earned by Mr. Short in 2022 but paid by the Company in February 2023, based on our achievement of certain corporate and individual performance goals for Fiscal Year 2022. Mr. Short's annual cash incentive bonus was prorated based on the number of days of his employment in Fiscal Year 2022.

(11) The amount reported reflects the original grant date fair value of the RSU award granted to Mr. Cobos in June 2022, and excludes the incremental fair value (calculated in accordance with FASB ASC Topic 718) as a result of the acceleration of 301,409 shares underlying this award pursuant to the terms of his Separation Agreement.

(12) Amount reported represents (i) a Transaction Bonus payment of $2,625,000 in March 2022 as noted in "Elements of Compensation - Equity Compensation" above, a portion of which was used to reduce an amount necessary to offset certain outstanding promissory notes between Mr. Cobos and the Company and (ii) an additional payment of $322,228 in April 2022; such payment was paid from surplus cash remaining in the Transaction Bonus Pool after the Company paid Mr. Cobos his Transaction Bonus in March 2022.

(13) Amount reported represents (i) cash severance payments in the amount of $1,050,000 that Mr. Cobos received in 2023 pursuant to the terms of his Separation Agreement and (ii) matching contributions in the amount of $6,100 contributed in 2022 by the Company to Mr. Cobos' account in the Company’s 401(k) plan. For more information on Mr. Cobos' severance, see "Employment Agreements - Employment Agreement with Mr. Cobos" above.

(14) Amount reported represents the annual incentive bonus earned by Mr. Cobos in 2020. Mr. Cobos received $913,455 of his 2020 annual incentive bonus in cash which was paid by the Company in 2021, and $635,867 of his 2020 annual incentive bonus paid in the form of a stock option grant, with the number of shares subject to the option determined by dividing, on a pre-conversion basis, 635,867 by the Legacy Forge preferred stock price of $12.4168. Consistent with FASB ASC Topic 718, the strike price of the option grant was determined based on the fair market value of Legacy Forge’s common stock as of December 31, 2020, which was $5.00.

Grants of Plan-Based Awards Table

The following table summarizes the plan-based awards granted to each NEO in Fiscal Year 2022:

Name and Principal Position	Grant Date (1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($) (2)(3)
Kelly Rodriques	6/1/2022	638,432	12,934,632
Mark Lee	6/1/2022	452,113	9,159,809
Johnathan Short	8/30/2022	875,912	3,652,553
	8/30/2022	40,000	166,800
Jose Cobos	6/1/2022	452,113	9,617,951

(1) Each of these awards are RSUs that were granted under our 2022 Plan.

(2) Amounts reported represent the grant date fair value of the RSUs calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions and are based on the probable outcome of performance-vesting conditions. See Note 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for Fiscal Year 2022 for a discussion of the assumptions made by us in determining the grant-date fair value of our RSU awards.

(3) Amounts reported for Mr. Cobos include the original grant date fair value and the incremental fair value for his award that was both granted and modified during Fiscal Year 2022 in connection with his separation in December 2022, and computed in accordance with FASB ASC Topic 718. For more information on his Mr. Cobos' severance, see "Employment Agreements - Employment Agreement with Mr. Cobos" above.

Outstanding Equity Awards Table

The following table summarizes the outstanding equity plan awards for each NEO as of December 31, 2022.

		Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (10)
Kelly Rodriques	6/1/2022 (2)						638,432	1,104,487
	5/11/2021 (3)			3,122,931	3.98	5/10/2031
	2/3/2021 (4)						385,157	666,322
Mark Lee	6/1/2022 (2)						452,113	782,155
	12/9/2020 (5)						149,639	258,875
Johnathan Short	8/30/2022 (6)						40,000	69,200
	8/30/2022 (7)						875,912	1,515,328
Jose Cobos	7/2/2021 (8)	6			0.51	12/31/2025
	8/11/2020 (9)	290,187			5.43	12/31/2025

(1) All stock options were granted pursuant to the 2018 Plan. All RSUs were granted under the 2022 Plan. All share amounts in this table are listed on a post-conversion basis after applying the exchange ratio from our Business Combination.

(2) The amounts reflect the Retention Equity Grant awarded to the NEO as described in "Equity Compensation" above.

(3) The amount reflects the number of shares subject to a stock option with an exercise price of $3.98 (the "CEO PSO"). Subject to Mr. Rodriques continued service as CEO, the CEO PSO shall vest upon "Exit Proceeds" and internal rate of return ("IRR") hurdles, where (i) approximately 1/3 shall vest upon Exit Proceeds of $9.94 per share and an IRR of at least 20%; (ii) approximately 1/3 shall vest upon Exit Proceeds of $14.91 per share and an IRR of at least 30%; and (iii) approximately 1/3 shall vest upon Exit Proceeds of $19.88 per share and an IRR of at least 35%. The Exit Proceeds and IRR hurdles shall be measured on the basis of the closing price average for any trailing 20 trading-day period following a 180-day lock-up period following the closing of the Business Combination. In addition, the Exit Proceeds described herein reflect the dollar value set forth in Mr. Rodriques’ stock option agreement on a post-conversion basis (i.e., the dollar values following our Business Combination).

(4) The amount reflects the number of shares issued upon the early exercise of a stock option grant that remain subject to the Company’s repurchase right. 1/60 of the shares vest on a monthly basis as Mr. Rodriques completes each month of continuous service after the vesting commencement date of January 19, 2021. In the event that the underlying shares are assumed or continued by the Company or its successor entity in the sole discretion of the parties to a “Corporate Transaction” and thereafter remains in effect following such Corporate Transaction, the shares are subject to double-trigger acceleration upon Mr. Rodriques' involuntary termination of employment within a certain period of time before and after a change in control of the Company.

(5) The amount reflects the number of shares issued upon the early exercise of a stock option grant that remain subject to the Company’s repurchase right. 1/4 of the shares vested on November 10, 2021 (the one-year anniversary of the vesting commencement date), and 1/48 of the shares vest on a monthly basis each month thereafter, in each case, subject to Mr. Lee's continuous services through each applicable date. Notwithstanding the foregoing, the shares are subject to double-trigger acceleration upon Mr. Lee's involuntary termination of employment within a certain period of time before and after a change in control of the Company.

(6) The amount reflects the Retention Equity Grant awarded to Mr. Short, which includes the same vesting terms as the Retention Equity Grants awarded to our other NEOs except without the potential for accelerated vesting upon the Company's achievement of certain share price targets. For more information, see "Elements of Compensation - Equity Compensation" above.

(7) Subject to Mr. Short's continued services through each applicable vesting date, 25% of the RSUs shall vest and settle on the first Quarterly Vesting Date following the 1-year anniversary of August 1, 2022. The remaining RSUs shall vest and settle in 12 equal installments on each subsequent Quarterly Vesting Date or as soon as practicable following the applicable vesting date. Quarterly Vesting Dates are defined as March 15, June 15, September 15, and December 15 of a given year. This RSU award is subject to certain acceleration rights upon a change of control of the Company.

(8) Prior to the Business Combination, all shares underlying this grant were early exercised. After applying the exchange ratio from the Business Combination to this grant, fractional rounding caused these 6 additional shares to become vested and exercisable.

(9) The amount reflects the total number of shares exercisable following the acceleration of this stock option grant pursuant to the terms of Mr. Cobos' severance. For more information on Mr. Cobos' severance, see "Employment Agreements - Employment Agreement with Mr. Cobos" above.

(10) Calculated based on the fair market value of the common stock of the Company on the last trading date of Fiscal Year 2022, December 30, 2022, which was $1.73 per share.

Option Exercises and Stock Vested Table

The following table presents information concerning the aggregate number of shares of our common stock which were acquired upon the vesting of RSU awards during Fiscal Year 2022 by each of our NEOs. None of our NEOs exercised stock options in Fiscal Year 2022.

Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Kelly Rodriques	—	—
Mark Lee	—	—
Johnathan Short	—	—
Jose Cobos	301,409	521,438

(1) Reflects the aggregate number of shares of common stock underlying the RSU awards that vested in Fiscal Year 2022.

(2) Calculated by multiplying (i) the fair market value of the Company's common stock on the vesting date, December 31, 2022, which was determined using the fair market value of the common stock of the Company on December 30, 2022 ($1.73 per share), the last trading day before December 31, 2022, by (ii) the number of shares of common stock acquired upon vesting.

Potential Payments Upon Termination or Change in Control

The following table sets forth the potential payments that would have been provided to each of our NEOs under each of the circumstances specified below if he had terminated employment with us effective December 31, 2022, as described in "Employment Agreements" above for each NEO. Amounts provided for Mr. Cobos reflect those payments actually provided to Mr. Cobos in connection with his termination in December 2022.

	Qualifying Termination Not in Connection with a Change in Control				Qualifying Termination in Connection with a Change in Control
Name	Cash Severance ($) (1)	Continued Benefits ($) (2)	Equity Acceleration ($) (3)	Total ($)	Cash Severance ($) (4)	Continued Benefits ($) (5)	Equity Acceleration ($) (6)	Total ($)
Kelly Rodriques	1,437,500	41,480	354,162	1,833,142	1,725,000	62,220	8,797,404	10,584,624
Mark Lee	697,760	40,553	208,206	946,519	893,760	60,829	1,041,030	1,995,619
Johnathan Short	600,000	23,717	316,906	940,623	800,000	35,575	1,584,528	2,420,103
Jose Cobos (7)	1,050,000	62,219	1,435,224	2,547,443	—	—	—	—

(1) Amounts reported reflect (i) a lump sum payment equal to 12 months of the NEO’s current annual base salary and (ii) an assumed 100% payout of the NEO's applicable target bonus opportunity for the year. Our NEOs are also eligible to paid a pro rata target bonus for the year of termination at target level, with such amount excluded from this table.

(2) Based on a reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under COBRA for a period of 12 months. Amounts in the table are based on estimated premium cost of continued health coverage under COBRA for the 12 months beginning January 1, 2023.

(3) With the exception of Mr. Cobos, amounts reported reflect accelerated vesting with respect to the time-vesting requirements of 20% of any unvested equity as of the date of the termination.

(4) Amounts reported reflect (i) a lump sum payment equal to 18 months of the NEO’s current annual base salary and (ii) an assumed 100% payout of the NEO's applicable target bonus opportunity for the year. Our NEOs are also eligible to paid a pro rata target bonus for the year of termination at target level, with such amount excluded from this table.

(5) Based on a reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under COBRA for a period of 18 months. Amounts in the table are based on estimated premium cost of continued health coverage under COBRA for the 18 months beginning January 1, 2023.

(6) Based on 100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s). For option awards, based on the market price of our common stock on the date of exercise at Fiscal Year 2022 end, less the option exercise price paid for the shares, multiplied by the number of shares for which the option was exercised. For RSU awards or early-

exercised options subject to a Company repurchase right, based on the market price of our common stock on the vesting date at Fiscal Year 2022 end, multiplied by the number of shares vested.

(7) Amounts reflect those actually paid to Mr. Cobos in connection with his separation from the Company in December 2022. For more information on Mr. Cobos' severance, see "Employment Agreements - Employment Agreement with Mr. Cobos" above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last three completed fiscal years. In determining the compensation actually paid ("CAP") to our principal executive officer ("PEO") and other NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our PEO, compensation is reported as an average.

For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance in the long-term, see “Executive Compensation – Compensation Discussion and Analysis” above.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Loss (millions) (7)	Company Selected Measure: Net Revenue (millions) (8)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$22,465,554	$(3,073,119)	$10,274,019	$1,477,451	$17.11	$80.55	$111.86	$68.90
2021	$9,628,795	$48,933,449	$2,121,644	$10,835,742	—	—	$18.50	$125.02
2020	$887,643	$2,332,296	$1,890,961	$2,059,450	—	—	$9.71	$47.76

(1) The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Rodriques, our PEO, for each corresponding year in the “Total” column of the Summary Compensation Table.

(2) The dollar amounts reported in column (c) represent the amount of CAP to Mr. Rodriques, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rodriques during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Rodriques’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2022	$22,465,554	$(12,934,632)	$(12,604,041)	$(3,073,119)
2021	$9,628,795	$(8,568,795)	$47,873,449	$48,933,449
2020	$887,643	$—	$1,444,653	$2,332,296

(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and "Option Awards" columns in the Summary Compensation Table for the applicable year.

(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$1,104,487	$(18,519,434)	$—	$4,810,906	$—	$—	$(12,604,041)
2021	$24,183,750	$13,556,657	$747,453	$9,385,589	$—	$—	$47,873,449
2020	$—	$1,897,420	$—	$(452,767)	$—	$—	$1,444,653

(3) The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Rodriques) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Rodriques) included for purposes of calculating the average amounts in each applicable year are as follows: for 2022, Mark Lee, Johnathan Short, and Jose Cobos; for 2021, Mr. Lee and Mr. Cobos; and for 2020, Mr. Lee and Mr. Cobos.

(4) The dollar amounts reported in column (e) represent the average amount of CAP to the NEOs as a group (excluding Mr. Rodriques), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Rodriques) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Rodriques) for each year to determine the CAP, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Summary Compensation Table Value of Equity Awards (a)	Average Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$10,274,019	$(7,379,657)	$(1,416,911)	$1,477,451
2021	$2,121,644	$(914,498)	$9,628,596	$10,835,742
2020	$1,890,961	$(639,604)	$808,093	$2,059,450

(a) The amounts reported represent the average of the sum of the amounts reported in the “Stock Awards” and "Option Awards" columns in the Summary Compensation Table for the applicable fiscal year.

(b) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$788,894	$(571,368)	$152,714	$(1,787,151)	$—	$—	$(1,416,911)
2021	$3,329,276	$4,557,445	$255,621	$1,486,254	$—	$—	$9,628,596
2020	$650,132	$93,892	$79,234	$(15,165)	$—	$—	$808,093

(5) Cumulative Total Shareholder Return ("TSR") is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. As permitted by SEC rules, TSR is not provided for Fiscal Years 2021 and 2020 as the Company was not required to report pursuant to Section 13(a) or 15(d) of the Exchange Act.

(6) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. As permitted by SEC rules, the peer group referenced for the purpose of this comparison is the S&P 500 Information Technology Index, which is the industry index used for purposes of Item 201(e) of Regulation S-K.

(7) The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

(8) As noted in “Executive Compensation – Compensation Discussion and Analysis,” we measure Company performance based on total revenue, less transaction-based expenses, as calculated in accordance with U.S. GAAP. As such, we view such revenue as the key metric of our business performance and aligned with long term stockholder value creation.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the overall objective of our executive compensation program is to attract, retain and incentivize highly talented individuals that embody our mission. We do this by designing programs that tie executive compensation to individual performance, overall company performance, and the interests of our stockholders. Our executive compensation is designed with a mix of short-term and long-term components, with cash and equity elements in proportions that we believe provide appropriate incentives to retain our executives officers and management team and help to achieve success in our business.

While our Compensation Committee and Board utilize performance measures to align executive compensation with Company performance, we generally seek to incentivize long-term performance, and therefore do not specifically align the Company’s performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

CAP and TSR of the Company and Select Index

The following graph reflects the relationship between our 1) Summary Compensation Table total for our PEO and average non-PEO NEOs for the applicable years, 2) CAP to our PEO and average non-PEO NEOs for the applicable years, and 3) the Company’s cumulative Total Shareholder Return ("TSR") and S&P 500 Information Technology Index, assuming an initial fixed investment of $100 on March 21, 2022 (the first date our common stock began trading on the NYSE after the closing of the Business Combination) through December 31, 2022.

CAP and Net Loss

The following graph reflects the relationship between our 1) Summary Compensation Table total for our PEO and average non-PEO NEOs for the applicable years, 2) CAP to our PEO and average non-PEO NEOs for the applicable years, and 3) the Company’s net loss for the applicable years.

CAP and Net Revenue

The following graph reflects the relationship between our 1) Summary Compensation Table total for our PEO and average non-PEO NEOs for the applicable years, 2) CAP to our PEO and average non-PEO NEOs for the applicable years, and 3) the Company’s net revenue for the applicable years.

Tabular List of Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The financial performance measure we use to link CAP to our NEOs to Company performance for the most recently completed fiscal year is total revenue, less transaction-based expenses. We do not use other financial performance measures to link CAP to our NEOs to Company performance at this time.

DIRECTOR COMPENSATION

On June 1, 2022, our Board approved our Outside Director Compensation Policy (the "Director Compensation Policy). The Director Compensation Policy was developed with input from our independent compensation consultant, Compensia, based on practices and compensation levels at comparable companies. The Director Compensation Policy is designed to enable the Company to attract, retain, and reward high-caliber non-employee directors ("Outside Directors").

Under this Director Compensation Policy, each Outside Director receives the cash and equity compensation for Board services described below. We also reimburse our non-employee directors for reasonable, customary, and documented travel expenses to meetings of our Board or its committee and other expenses.

Cash Retainers

Under our Director Compensation Policy, Outside Directors are entitled to receive the following cash compensation for their service on our Board:

•$35,000 per year for service as a Board member.

•$30,000 per year for service as Chair of the Board.

•$16,500 per year for service as Lead Independent Director of the Board.

•$20,000 per year for service and a one-time cash retainer of $45,000 as Chair of the Audit Committee.

•$10,000 per year for service as a member of the Audit Committee.

•$12,000 per year for service as Chair of the Compensation Committee.

•$6,000 per year for service as a member of the Compensation Committee.

•$8,000 per year for service as Chair of the Nominating and Corporate Governance Committee.

•$4,000 per year for service as a member of the Nominating and Corporate Governance Committee.

•$8,000 per year for service as Chair of the Risk Committee.

•$4,000 per year for service as member of the Risk Committee.

Each Outside Director who serves as the chair of a committee will receive only the annual cash fee as the chair of the committee, and not the additional annual cash fee as a member of the committee. All cash payments to Outside Directors are paid quarterly in arrears on a pro-rated basis.

Initial RSU Awards

In addition, the Director Compensation Policy provides for an initial, one-time RSU award (an "Initial Award") upon election to the Board with a grant date Fair Market Value equal to $240,000. “Fair Market Value” is determined on the basis of the trailing 30-day period ending on the last day immediately prior to the grant date, unless determined by the Board at the time of grant. Each Initial Award is granted as soon as practicable by the Board after the date on which such individual first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. If an individual was a member of the Board and also an employee, becoming an Outside Director due to termination of employment will not entitle the Outside Director to an Initial Award. Each Initial Award vests and settles as to 1/12th of the shares subject to the Initial Award beginning on the first Quarterly Vesting Date occurring after the date the applicable Outside Director’s service as an Outside Director commenced and each Quarterly Vesting Date thereafter, until the Initial Award is fully vested, in each case subject to the Outside Director continuing to provide services to the Company through the applicable vesting date. "Quarterly Vesting Dates" are defined as March 1, June 1, September 1, and December 1 of a given year.

Annual RSU Awards

Further, on the date of each annual meeting of the Company’s stockholders, the Director Compensation Policy provides for an RSU award (an "Annual Award") with a grant date Fair Market Value equal to $170,000. Each Annual Award will vest and settle as to 1/4th of the shares subject to the Annual Award beginning on the first Quarterly Vesting Date occurring after the date of the applicable annual meeting and each Quarterly Vesting Date thereafter, until the Annual Award is fully vested, in each case subject to the Outside Director continuing to provide services to the Company through the applicable vesting date.

Sale Event

In the event of a Sale Event (as defined in the Director Compensation Policy), each Outside Director will fully vest in their outstanding Company equity awards, including any Initial Awards or Annual Awards, and all restrictions on RSUs will lapse provided that the Outside Director continues to be an Outside Director through such date.

Annual Compensation Limit

No Outside Director may be paid, issued, or granted, in any fiscal year of the Company, cash compensation and equity awards with an aggregate value greater than $1,000,000 for such Outside Director’s first year of service or $750,000 in any subsequent year (with the value of each equity award based on its grant date fair value (determined in accordance with U.S. GAAP)). Any cash compensation paid or equity awards granted to an individual for their services as a Company employee, or for their services as a consultant (other than as an Outside Director), do not count for purposes of this annual compensation limit.

2022 Director Compensation Table

The following table presents the total compensation for each person who served as an Outside Director during Fiscal Year 2022. Mr. Rodriques, who is our CEO, was an employee and did not receive any additional compensation for his service as a director during Fiscal Year 2022. Information regarding Mr. Rodriques' compensation for such year is presented in "Executive Compensation Tables - Summary Compensation Table" above. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of our Outside Directors in Fiscal Year 2022.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation ($)	Total ($)
Kimberley Vogel (3)	78,425	100,080	—	178,505
Stephen George (4)	24,936	100,080	—	125,016
Debra Chrapaty (5)	—	—	—	—
Christoph Hansmeyer (6)	28,119	100,080	—	128,199
James H. Herbert, II (7)	19,261	100,080	—	119,341
Asiff Hirji (8)	12,964	100,080	21,000 (9)	134,044
Blythe Masters (10)	23,875	100,080	—	123,955
Ashwin Kumar (11)	28,119	100,080	—	128,199
Steven McLaughlin (12)	—	—	—	—

(1) Amounts reflect cash retainers paid pursuant to our Director Compensation Policy.

(2) Amounts reported represent the grant date fair value of the RSUs calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions and are based on the probable outcome of performance-vesting conditions. See Note 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for Fiscal Year 2022 for a discussion of the assumptions made by us in determining the grant-date fair value of our RSU awards.

(3) As of December 31, 2022, Ms. Vogel held 18,000 outstanding RSUs.

(4) As of December 31, 2022, Mr. George held (i) 18,000 outstanding RSUs and (ii) outstanding options to purchase 62,458 shares of common stock.

(5) Ms. Chrapaty did not hold any outstanding equity awards as of December 31, 2022. She did not receive any compensation in Fiscal Year 2022 as she joined our Board in April 2023.

(6) As of December 31, 2022, Mr. Hansmeyer held (i) 18,000 outstanding RSUs and (ii) outstanding options to purchase 62,458 shares of common stock.

(7) As of December 31, 2022, Mr. Herbert held 18,000 outstanding RSUs.

(8) As of December 31, 2022, Mr. Hirji held (i) 20,000 outstanding RSUs and (ii) outstanding options to purchase 62,458 shares of common stock.

(9) Such amount represents fees paid to Mr. Hirji in Fiscal Year 2022 for certain advisory services to the Company.

(10) As of December 31, 2022, Ms. Masters held 18,000 outstanding RSUs.

(11) As of December 31, 2022, Mr. Kumar held 18,000 outstanding RSUs.

(12) Mr. McLaughlin resigned from our Board in May 2022 prior to the adoption of our Director Compensation Policy and therefore did not receive any compensation from us during Fiscal Year 2022. As of December 31, 2022, Mr. McLaughlin held outstanding options to purchase 62,458 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with our executive officers and directors discussed in “Executive Compensation” and "Director Compensation" above, including employment, termination of employment, and change in control arrangements (as applicable), the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

•The Company has been or will be a participant;

•The amount involved exceeded or exceeds $120,000; and

•Any of the Company's directors (including new director nominees), executive officers, or holders of more than 5% of our common stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Registration Rights Agreement

At the closing of our Business Combination on March 21, 2022, Motive Capital Funds Sponsor, LLC (the "Sponsor"), the Company, and certain shareholders (the “RRA Holders”), entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), certain shares of common stock and other equity securities of the Company held by the RRA Holders from time to time. Pursuant to the terms of the A&R Registration Rights Agreement, we filed a registration statement with the SEC to register the resale of such securities held by or issuable to the RRA Holders, and subject to other rights and obligations of the parties, we are required to maintain the effectiveness of this registration statement for the benefit of the RRA Holders.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. In addition to such indemnification agreements, our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by law.

FT Partners

Financial Technology Partners LP (“FTP”), a stockholder of the Company, previously served as financial and strategic advisor to the Company on its financing, merger, and acquisition transactions. During Fiscal Year 2022, the Company incurred $18.3 million in fees to FTP, of which $17.4 million was related to common stock issued in connection with the closing of the Business Combination and was recorded as a reduction to additional paid-in capital. The remaining $0.9 million was related to the Company's issuance of certain public and private placement warrants, and was expensed immediately upon consummation of the Business Combination as acquisition-related transaction cost. In addition, Steve McLaughlin is the Chief Executive Officer and founder of FTP and served as a director of the Company during Fiscal Year 2022.

PIPE Subscriptions

Pursuant to subscription agreements entered into on September 13, 2021 (the "Subscription Agreements"), we issued shares of our common stock to certain investors upon the closing of our Business Combination (the "PIPE Financing").

James Herbert, II, a member of our Board, purchased 75,000 shares of our common stock (for a purchase price of $750,000) in the PIPE Financing through the James and Cecillia Herbert 1994 Revocable Trust. Ossa Investments Pte. Ltd, a 5% stockholder of the Company at the time of the closing of our Business Combination, also purchased 1,000,000 shares of our common stock (for a purchase price of $10,000,000) in the PIPE Financing. Both transactions were on the same terms as the other investors who purchased shares in the PIPE Financing pursuant to the Subscription Agreements.

Sponsor Support Agreement

To facilitate our Business Combination, Motive Capital Corp ("Motive"), Legacy Forge, the Sponsor, and other holders of Motive Class B ordinary shares ("Motive Class B Shares") entered into the Sponsor Support Agreement dated September 13, 2021 (the "Sponsor Support Agreement"). Pursuant to the Sponsor Support Agreement, the Sponsor and such holders of Motive Class B Shares agreed to 1) vote all shares of Motive stock they own in favor of the transactions contemplated by the Agreement and Plan of Merger dated September 13, 2021 (the "Merger Agreement") and 2) waive certain anti-dilution rights with respect to their Motive Class B Shares.

Additionally, pursuant to the Sponsor Support Agreement, the Sponsor agreed to certain transfer restrictions with respect to certain shares (the "Lockup Shares") and private placement warrants (the "Lockup Warrants," and together with the Lockup Shares, the "Lockup Securities") as follows: 1) one-third of the Lockup Shares are subject to a one year lock-up, to be released from such lock-up if the closing price of our common stock equals or exceeds $12.00 for any 20 trading days in a 30-consecutive trading day period commencing 150 days after the closing of the Business Combination, 2) one-third of the Lockup Warrants are subject to a six month lock-up, 3) one-third of the Lockup Securities are subject to a three year lock-up, to be released from such lock-up no earlier than six months after the closing of the Business Combination if the closing price of our common stock equals or exceeds $12.50 for any 20 trading days in a 30-consecutive trading day period after the closing of the Business Combination, and 4) one-third of the Lockup Securities are subject to a three year lock-up, to be released from such lock-up no earlier than six months after the closing of the Business Combination if the closing price our common stock equals or exceeds $15.00 for any 20 trading days in a 30-consecutive trading day period after the closing of the Business Combination. Certain of these restrictions have expired as of the filing date of this proxy statement.

Forge Europe

On September 7, 2022, the Company and Deutsche Börse Aktiengesellschaft (“DBAG,” and together with the Company, the “Investors”) entered into certain agreements (the “Forge Europe Agreements”) to form Forge Europe GmbH (“Forge Europe”), with an anticipated market launch in 2023, subject to the requisite regulatory approvals. Upon formation, the Investors contributed to Forge Europe an aggregate cash amount of $14.1 million (the "Cash Consideration") and certain of the Company's intangible assets (the "Noncash Consideration"). $4.6 million of the Cash Consideration was contributed by the Company and $9.5 million was contributed by DBAG. The Company has a majority ownership interest in Forge Europe and accounts for Forge Europe as a fully consolidated subsidiary. DBAG is a beneficial owner of more than 5% of the Company’s common stock. In addition, Christoph Hansmeyer, a member of our Board and an employee of DBAG, was involved in the negotiation of the Forge Europe Agreements on behalf of DBAG. Mr. Hansmeyer recused himself from the Audit Committee's approval of the Forge Europe Agreements as a Related Person Transaction (as defined below).

Other Related Person Transactions

A family member of Jennifer Phillips, our Chief Growth Officer and President of Forge Markets, is a portfolio manager for investment funds that engage in secondary transactions on Forge Markets from time to time in the ordinary course of business. From January 1, 2022 to present, the total transaction volume for such transactions was $57.14 million and the aggregate placement fee revenue (less transaction-based expenses) that the Company received from the funds for such transactions was $1.04 million. All such transactions were executed on terms no more favorable than those generally available to an unaffiliated third-party under the same or similar circumstances.

Related Person Transactions Policy

Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•Any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of our Board;

•Any person who is known by the Company to be the beneficial owner of more than 5% of our voting stock;

•Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer, or a beneficial owner of more than 5% of our voting stock, and any person sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; or

•Any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Pursuant to these policies and procedures, our Audit Committee reviews the material facts of all Related Person Transactions. In reviewing any Related Person Transaction, the Audit Committee takes into account, among other factors that it deems appropriate, whether the Related Person Transaction is on terms no more favorable to the Company than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances, and the extent of the Related Person’s interest in the Related Person Transaction. In connection with this review, the Company provides the Audit Committee with all material information regarding such Related Person Transaction, the interest of the Related Person, and any potential disclosure obligations of the Company in connection with such Related Person Transaction. Following its review, the Audit Committee determines whether or not to approve any Related Person Transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 31, 2023 for:

•each person or group known to us who beneficially owns more than 5% of our common stock;

•each of our directors and director nominees;

•each of our NEOs; and

•all of our directors and executive officers as a group.
Each stockholder’s percentage ownership is based on 173,806,423 shares of our common stock outstanding as of March 31, 2023. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of March 31, 2023 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Forge Global Holdings, Inc., 415 Mission Street, Suite 5510, San Francisco, CA 94105. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	%
Greater than 5% Holders:
Paul Luc Robert Heyvaert and Entities Affiliated with Motive Partners (1)	31,616,667	17.45
Deutsche Borse AG (2)	24,262,496	13.96
Directors and Executive Officers:
Kelly Rodriques (3)	8,150,114	4.69
Kimberley Vogel (4)	71,303	*
Stephen George (5)	4,461,685	2.57
Debra Chrapaty	—	—
Christoph Hansmeyer (6)	80,458	*
James H. Herbert, II (7)	583,039	*
Asiff Hirji (8)	1,583,479	*
Blythe Masters (9)	8,000	*
Ashwin Kumar (10)	8,000	*
Mark Lee (11)	1,311,045	*
Johnathan Short (12)	9,320	*
Jennifer Phillips (13)	850,514	*
Drew Sievers (14)	2,629,366	1.51
All Directors and Executive Officers as a Group	19,746,323	11.26
___________________
*Less than one percent.

(1)Includes (i) 1,995,820 shares of common stock held by Motive Capital Fund I-A, LP (“MC Fund I-A”), (ii) 2,526,551 shares of common stock held by Motive Capital Fund I-B, LP (“MC Fund I-B”), (iii) 144,296 shares of common stock held by Motive Capital

Fund I-MPF, LP (“MC Fund I-MPF”), (iv) 9,333,333 shares of common stock held by MCF2 FG Aggregator, LLC (“MCF2 FG Aggregator”), and (v) 10,230,000 shares of common stock and warrants to purchase 7,386,667 shares of common stock held by the Sponsor. The members of MCF2 FG Aggregator are Motive Capital Fund II-A, LP (“MC Fund II-A”), Motive Capital Fund II-B, LP (“MC Fund II-B”) and Motive Capital Fund II-MPF, LP (“MC Fund II-MPF”). The general partner of MC Fund I-A, MC Fund I-B, and MC Fund I-MPF is Motive Capital Fund I GP, LP (“MC-I General Partner”). The manager of MCF2 FG Aggregator is Motive Capital Fund II GP, LP (“MC-II General Partner”). The general partner of MC Fund II-A, MC Fund II-B and MC Fund II-MPF is MC-II General Partner. The general partner of MC-I General Partner and MC-II General Partner and the manager of Sponsor is Motive Partners GP, LLC (“Manager”). The sole member of the Manager is Rob Exploration, LLC (“Exploration”), of which Paul Luc Robert Heyvaert is the sole member. Each of MC Fund II-A, MC Fund II-B, MC Fund II-MPF, MC-I General Partner, MC-II General Partner, Manager, Exploration and Paul Luc Robert Heyvaert may be deemed to have beneficial ownership of the shares of common stock and warrants reported herein to the extent of their pecuniary interests therein. The address of the entities listed herein and Mr. Heyvaert is 7 World Trade Center, 250 Greenwich St., FL 47, New York, NY 10007.

(2)Includes (i) 24,212,195 shares of common stock and (ii) 50,301 warrants to purchase common stock exercisable within 60 days. The address of Deutsche Borse AG is Mergenthalerallee 61, 65760 Eschborn, Germany.

(3)Includes (i) 5,773,508 shares of common stock held by Mr. Rodriques (certain of which are shares of common stock underlying early exercised stock options that remain subject to the Company's repurchase right), (ii) 66,945 shares of common stock held indirectly through an IRA, (iii) 3,834 warrants to purchase common stock exercisable within 60 days directly held by Mr. Rodriques, and (iv) 6,277 warrants to purchase common stock exercisable within 60 days held indirectly through an IRA. Does not include options to purchase 3,122,931 shares of common stock subject to performance vesting conditions. Also includes (i) 677,733 shares of common stock held by Operative Capital LP (“Operative LP”), (ii) 25,083 warrants to purchase common stock exercisable within 60 days held by Operative LP, and (iii) 1,596,734 shares of common stock held by Operative Capital SPV I, LLC (“Operative SPV 1”). Mr. Rodriques is a managing member of the ultimate general partner of each of Operative Capital LP and Operative Capital SPV I, LLC and thus may be deemed to be the beneficial owner of the shares held by such entities. Mr. Rodriques disclaims beneficial ownership of all securities held by Operative LP and Operative SPV 1 except to the extent of his pecuniary interest therein, if any.

(4)Includes (i) 38,303 shares of common stock held by Ms. Vogel and (ii) 33,000 shares of common stock held by the Kim Vogel, Inc. Defined Benefit Plan.

(5)Includes     (i) 8,000 shares of common stock held by Mr. George and (ii) 62,458 stock options exercisable within 60 days held by Mr. George. Also includes (i) 2,957,103 shares of common stock held by Panorama Growth Partners II, LP and (ii) 1,434,124 shares of common stock held by Panorama Equidate Co-Investment, LLC. Panorama Point Partners GP II, LLC, an entity which is managed by Mr. George, is the general partner of Panorama Growth Partners II, LP. Panorama Point Partners, LLC, an entity of which Mr. George is the controlling manager, is the manager of Panorama Equidate Co-Investment, LLC. Mr. George disclaims beneficial ownership of all securities held by Panorama Growth Partners II, LP and Panorama Equidate Co-Investment, LLC except to the extent of his pecuniary interest therein.

(6)Includes (i) 18,000 shares of common stock held by Mr. Hansmeyer and (ii) 62,458 stock options exercisable within 60 days held by Mr. Hansmeyer.

(7)Includes (i) 8,000 shares of common stock held by Mr. Herbert, (ii) 487,329 shares of common stock held by the James and Cecillia Herbert 1994 Revocable Trust, and (iii) 87,710 warrants to purchase common stock exercisable within 60 days held by the James and Cecillia Herbert 1994 Revocable Trust.

(8)Includes (i) 942,878 shares of common stock held by Mr. Hirji (certain of which are shares of common stock underlying early exercised stock options that remain subject to the Company's repurchase right), (ii) 254,518 shares of common stock held by the Hirjii-Wigglesworth 2021 Grantor Retained Annuity Trust, (iii) 200,389 shares of common stock held by Hirji-Wigglesworth Partners, LP (“HWP LP”), (iv) 123,236 warrants to purchase common stock exercisable within 60 days held by HWP LP, and (v) 62,458 stock options exercisable within 60 days held by Mr. Hirji.

(9)Includes 8,000 shares of common stock held by Ms. Masters.

(10)Includes 8,000 shares of common stock held by Mr. Kumar.

(11)Includes (i) 1,303,738 shares of common stock held by Mr. Lee (certain of which are shares of common stock underlying early exercised stock options that remain subject to the Company's repurchase right) and (ii) 7,307 warrants to purchase common stock exercisable within 60 days held by Mr. Lee.

(12)Includes 9,320 shares of common stock held by Mr. Short.

(13)Includes (i) 83,034 shares of common stock held by Ms. Phillips, (ii) 766,166 stock options exercisable within 60 days held by Ms. Phillips, and (iii) 1,314 warrants to purchase common stock exercisable within 60 days held by Ms. Phillips.

(14)Includes (i) 17,518 shares of common stock held by Mr. Sievers and (ii) 312,298 stock options exercisable within 60 days held by Mr. Sievers. Also includes (i) 677,733 shares of common stock held by Operative LP, (ii) 25,083 warrants to purchase common stock exercisable within 60 days held by Operative LP, and (iii) 1,596,734 shares of common stock held by Operative SPV 1. Mr. Sievers is a managing member of the ultimate general partner of each of Operative Capital LP and Operative Capital SPV I, LLC and thus may be deemed to be the beneficial owner of the shares held by such entities. Mr. Sievers disclaims beneficial ownership of all securities held by Operative LP and Operative SPV 1 except to the extent of his pecuniary interest therein, if any.

Securities Authorized for Issuance Under Equity Compensation Plans

The following chart sets forth certain information as of December 31, 2022, with respect to our equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (3)(4)
Equity compensation plans approved by stockholders (1)	12,853,072	2.39	4,804,751

(1)Includes our 2018 Plan, 2022 Plan, and our 2022 Employee Stock Purchase Plan (the “2022 ESPP”). The 2018 Plan was terminated in March 2022 in connection with the closing of our Business Combination and the adoption of the 2022 Plan. As such, we no longer grant awards under the 2018 Plan; however, all outstanding awards under the 2018 Plan remain subject to the terms of the 2018 Plan. To the extent outstanding options granted under the 2018 Plan are cancelled, forfeited, or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2018 Plan following the closing of our Business Combination, the number of shares of common stock registered hereby underlying such awards will be available for future awards under the 2022 Plan.

(2)RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(3)The number of shares of common stock reserved for issuance under the 2022 Plan will automatically increase annually on the first day of each calendar year (beginning on January 1, 2023) by an amount equal to 3% of the number of shares of common stock outstanding on December 31 of the immediately preceding calendar year, or such lesser amount as determined by our Board.

(4)The 2022 ESPP provides that an additional number of shares of Common Stock will automatically be added to the shares authorized for issuance under the 2022 ESPP on January 1 of each year (beginning on January 1, 2023). The number of shares added each year will be equal to the lesser of (i) 1% of the outstanding shares of common stock on the immediately preceding December 31, (ii) 4,072,000 shares of common stock, or (iii) such lesser amount as determined by our Board.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm’s Fees

The following table presents fees for professional services rendered by Ernst & Young LLP for the integrated audit of the Company’s annual financial statements and internal control over financial reporting and fees billed for other services rendered by Ernst & Young LLP:

	2022	2021
Audit Fees	$1,455,000	$1,385,000
Audit-Related Fees	$30,000	$980,000
All Other Fees	$—	$—
Total	$1,485,000	$2,365,000

In the above table, and in accordance with SEC definitions and rules: 1) “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements, review of unaudited interim consolidated financial statements, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; 2) “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements (2021 fees also include fees incurred in connection with the Business Combination); and 3) “all other fees” are fees for any services not included in the first two categories.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

All services were pre-approved by our Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related, and tax services specifically described by the Audit Committee and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised solely of independent directors (as defined by the NYSE Listing Standards) and met 7 times in 2022. Our Audit Committee operates under a written charter, which is posted on our website at https://ir.forgeglobal.com/governance/governance-documents.

As provided in its charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and on the Company’s internal control over financial reporting. The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited financial statements for Fiscal Year 2022 and Ernst & Young LLP’s evaluation of the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee:

•Reviewed and discussed the audited financial statements for Fiscal Year 2022 with our management.

•Discussed with our independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

•Received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for Fiscal Year 2022.

Respectfully submitted by:

Kimberley Vogel (Chair)
Ashwin Kumar
Christoph Hansmeyer

The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

Availability of our Governance Documents

Copies of our certificate of incorporation, bylaws, Code of Conduct, Corporate Governance Guidelines, and Board committee charters are posted on and may be obtained through our website at https://ir.forgeglobal.com/governance/governance-documents/. You may also contact us in writing for physical copies at Forge Global Holdings, Inc., 415 Mission Street, Suite 5510, San Francisco, CA 94105, Attention: Corporate Secretary. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC, and to furnish copies of such reports to the Company. All such reports may be accessed electronically by means of the SEC’s website at www.sec.gov, as well as at our website at https://ir.forgeglobal.com/financials/sec-filings. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers, we believe that all of our directors, executive officers, and persons who beneficially own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during Fiscal Year 2022, other than one Form 4 filing for Johnathan Short due to administrative error.

Where to Find Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. All such reports and information may be accessed electronically by means of the SEC’s website at www.sec.gov, as well as at our website at https://ir.forgeglobal.com/financials/sec-filings. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also contact us in writing for physical copies at Forge Global Holdings, Inc., 415 Mission Street, Suite 5510, San Francisco, CA 94105, Attention: Corporate Secretary.

ADDENDUM A

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR COMPANY EMPLOYEES UNDER

THE FORGE GLOBAL HOLDINGS, INC. 2022 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:

Pursuant to the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), and this Restricted Stock Unit Award Agreement (the “Agreement”), Forge Global Holdings, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.0001 per share (the “Stock”) of the Company.

1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.Vesting of Restricted Stock Units. This Award shall vest (if at all) based on the conditions set forth in Appendix A hereto, the provisions of this Agreement, and the Plan.

3.Termination of Service Relationship. If the Grantee’s Service Relationship with the Company or a Subsidiary terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.Tax Withholding. In connection with the settlement of vested Restricted Stock Units, the Company shall, in its sole discretion, cause the required tax withholding obligation to be satisfied, in whole or in part, (i) by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; (ii) by causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such required tax withholding obligations to be withheld from the Grantee on account of such transfer; (iii) by requiring the Grantee to pay to the Company, or make arrangements satisfactory to the Administrator for payment of, the required tax withholding obligation; or (iv) by any other method of withholding determined by the Company to be permitted by applicable law. It is the intent of the parties that this Paragraph 6 comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and the Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c)

under the Exchange Act. Unless the withholding tax obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to issue any shares of Stock on the Grantee’s behalf pursuant to the vesting of the Restricted Stock Units. For avoidance of doubt, the foregoing shall not apply with respect to non-employee directors or any other individuals for whom the Company has no withholding obligation.

7.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s Service Relationship with the Company or a Subsidiary at any time.

9.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Forge Global Holdings, Inc.

By:
Name: Mark Lee
Title: Chief Financial Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

Appendix A

PERFORMANCE AND VESTING METRICS

All or a portion of the restricted stock units (“RSUs”) subject to this Award shall become eligible to vest subject to Grantee’s continuing Service Relationship with the Company through the Company’s achievement of the Stock Price Metrics set forth below, except as otherwise provided herein. Defined terms used, but not defined, in this paragraph, the Agreement, or the Plan, shall have the meanings ascribed to them in this Appendix.

1.Definitions.

a.“Cause” is as defined in the Amended and Restated Employment Agreement between Forge Global, Inc. and Kelly Rodriques, effective September 9, 2021 (as amended from time to time, the “Employment Agreement”).

b.“Good Reason” is as defined in the Employment Agreement.

c.“Per Share Price” means the total amount of cash consideration and value of any non-cash consideration received or potentially receivable for a share of Common Stock in connection with a Sale Event. The Per Share Price will be determined by the Board in its sole discretion, except that if non-cash consideration is in the form of publicly traded securities, then the value of such publicly traded securities will be based on the volume weighted average closing trading price of such publicly traded securities over the 5 trading day period ending 3 business days prior to the date the Sale Event occurs.

d.“Stockholder Approval Date” means the first calendar day after the Company’s stockholders approve the Award.

2.Achievement of Stock Price Metrics. Subject to Grantee’s continued Service Relationship (as defined in the Plan) through each applicable vesting date, the RSUs subject to the Award shall vest as follows:

a.Tranche 1 - 613,395 of the RSUs underlying the Award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $4.00 for any trailing 20 trading day period following the Stockholder Approval Date;

b.Tranche 2 - An additional 827,186 of the RSUs underlying the Award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $8.00 for any trailing 20 trading day period following the Stockholder Approval Date; and

c.Tranche 3 - The remaining 898,449 of the RSUs underlying the Award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $12.00 for any trailing 20 trading day period following the Stockholder Approval Date.

For the avoidance of doubt, upon the achievement of any of the stock price triggers set forth above (the “Stock Price Metrics”), any applicable lesser Stock Price Metric that previously was not achieved shall simultaneously be achieved (e.g., if the Stock Price Metric for Tranche 2 is achieved at the same time that the Stock Price Metric for Tranche 1 is achieved, an aggregate of 1,440,581 of the RSUs underlying the Award will vest, and upon achievement of the Stock Price Metric for Tranche 3, all RSUs underlying the Award shall be vested). The Stock Price Metrics and number of RSUs underlying each Tranche will be adjusted to reflect events such as a stock split or recapitalization in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Award.

3.Certification, Vesting, and Settlement. Upon the recommendation of the Compensation Committee, the Board will certify achievement of a Stock Price Metric (each, a “Certification”). Each Certification will be completed as soon as practicable after the achievement of the Stock Price Metric for the applicable Tranche. The RSUs underlying such Tranche shall vest on the date the applicable Stock Price Metric was met, subject to Grantee’s continued Service Relationship through such date (except as otherwise set forth below), and shall settle on the nearest Quarterly Settlement Date following the applicable vesting date or as soon as practicable following such applicable vesting date. Quarterly Settlement Dates are defined as March 10, June 10, September 10, and December 10 of a given year.

4.Sale Event. Notwithstanding the foregoing Sections 1 and 2 above, in the case of and subject to the consummation of a Sale Event, the Award will be eligible to vest subject to the following conditions.

a.Sale Event with Continuing Service Relationship. In the event of Grantee maintaining a Service Relationship with the Company through the consummation of a Sale Event, the achievement of the Stock Price Metric for any Tranches that have not previously been achieved will be determined as of the Sale Event based on the Per Share Price. For purposes of this determination, a Stock Price Metric relating to any Tranche shall be deemed achieved if the Per Share Price payable in connection with such Sale Event equals or exceeds the applicable Stock Price Metric. To the extent that any Tranches satisfy the applicable Stock Price Metrics as of the closing of the Sale Event, then the corresponding number of shares underlying such Tranche shall vest and be settled immediately prior to the consummation of the Sale Event. To the extent that any Tranches do not satisfy the applicable Stock Price Metrics in such case, the Company and acquiring entity may cause the assumption or continuation of the Award by the acquiring entity, or the substitution of the Award with new award(s) of the acquiring entity (in each case, with appropriate adjustment as to the number and kind of shares, and as applicable, the Stock Price Metrics for unvested Tranches), as such parties shall agree and pursuant to the terms of the Plan ("Post-Sale Event Continuation"). If the parties do not provide for the Post-Sale Event Continuation of the Award, upon the consummation of the Sale Event, the Award shall terminate and all unvested Tranches shall be automatically forfeited.

b.Sale Event in Connection with Qualifying Termination. Notwithstanding the foregoing, if Grantee’s Service Relationship is terminated by the Company without Cause or by Grantee for Good Reason (each, a “Qualifying Termination”) at any time within the period beginning 6 months before a Sale Event and ending 12 months after a Sale Event, any unvested Tranches are eligible to vest as set forth in the two paragraphs below, subject to Grantee’s execution of a release of claims and separation agreement with the Company or the acquiring entity (on the form provided to Grantee by the Company or the acquiring entity).

i.In the event of a Qualifying Termination with 6 months prior to a Sale Event, all unvested Tranches shall remain outstanding and shall vest if the Per Share Price equals or exceeds the Stock Price Metric for the applicable Tranche. All such Tranches which vest based on the foregoing will be settled immediately prior to the consummation of the Sale Event. To the extent that any Tranches do not satisfy the applicable Stock Price Metric in such case, then such unvested Tranches will be forfeited automatically prior to the consummation of the Sale Event and there shall be no prorated vesting for such unvested Tranches.

ii.In the event of a Qualifying Termination within 12 months after a Sale Event where the parties have agreed to Post-Sale Event Continuation of the Award, to the extent the applicable Stock Price Metric (or the applicable adjusted metric) for any Tranche has been satisfied as of the date of such termination, then the corresponding number of RSUs underlying such Tranche (to the extent still unvested) shall immediately vest on the date of such termination. To the extent that any Tranches do not satisfy the applicable Stock Price Metric in such case, then such unvested Tranches will be forfeited automatically as of the Qualifying Termination date and there shall be no prorated vesting for such unvested Tranches.

5.Grantee’s Waiver of Other Acceleration Benefits. By accepting this Award, the Grantee hereby waives any acceleration rights the Grantee may have with respect to this Award that may be contained in the Employment Agreement, any equity agreement by and between the Company and the Grantee, and any other agreement (written, verbal, or otherwise) that specifically relates to accelerated vesting of any equity awards (collectively, the “Other Agreements”), other than any such rights contained in this

Agreement. In the event of any conflict between this Agreement and the Other Agreements related to accelerated vesting of equity awards, the terms of this Agreement shall govern and control.